Exhibit 4.1

AMC NETWORKS INC.,

Issuer,

and

EACH OF THE GUARANTORS PARTY HERETO,

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee

INDENTURE

Dated as of [                    ]

Senior Debt Securities

Reconciliation and Tie Between Trust Indenture Act of 1939 and Indenture, dated as of [                    ]

Trust Indenture Act Section		Indenture Section
Section 310	(a)(1)	608
	(a)(2)	608
	(b)	607(a), 609
Section 311	(a)	613
	(b)	613
Section 312	(c)	701
Section 313		702
Section 314	(a)	703
	(a)(4)	1019
	(c)(1)	103
	(c)(2)	103
	(e)	102
Section 315	(b)	615
Section 316	(a)(last sentence)	101 (“Outstanding”)
	(a)(1)(A)	502, 512
	(a)(1)(B)	513
	(b)	508
	(c)	105(d)
Section 317	(a)(1)	503
	(a)(2)	504
	(b)	1003
Section 318	(a)	108

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

i

Cumulative Interest Expense	10
Currency	10
Debt	10
Default	11
defeasance	11
Deferred Carriage Fee Amortization	11
Depositary	11
Disqualified Stock	11
Distribution Agreement	11
Distribution Transaction	11
Dolan Family Interests	11
Dolan Family Members	12
Dollar	12
$12
Dollar Equivalent of the Currency Unit	12
Dollar Equivalent of the Foreign Currency	12
Domestic Subsidiary	12
Election Date	12
Equity Interests	12
Euro	12
Euroclear	12
Event of Default	12
Exchange Act	12
Exchange Date	12
Exchange Rate Agent	12
Exchange Rate Officers’ Certificate	12
Excluded Domestic Subsidiary	13
Existing Indebtedness	13
Extension Notice	13
Extension Period	13
Fair Market Value	13
Foreign Currency	13
Foreign Restricted Subsidiary	13
Foreign Subsidiary	13
GAAP	14
Global Securities	14
Government Obligations	14
Guarantee	14
Guarantors	14
Hedging Obligations	15
Holder	15
IFRS	15
Indebtedness	15
Indenture	15
Indexed Security	16
Insignificant Subsidiary	16
interest	16

Interest Payment Date	16
Investment	16
Investment Grade Rating	16
Lease	17
Lien	17
mandatory sinking fund payment	17
Market Exchange Rate	17
Maturity	17
Monetization Indebtedness	17
Monetization Transaction	18
Moody’s	18
Net Debt	18
Net Proceeds	18
Note Guarantee	18
Notice of Default	19
Offer Amount	19
Offer Period	19
Officers’ Certificate	19
Operating Cash Flow	19
Opinion of Counsel	20
Option to Elect Repayment	20
Optional Reset Date	20
optional sinking fund payment	20
Original Issue Discount Security	20
Original Stated Maturity	20
Outstanding	20
Participants	22
Paying Agent	22
Permitted Additional Secured Obligations	22
Permitted Affiliate Payments	22
Permitted Business	22
Permitted Debt	22
Permitted Investments	22
Permitted Liens	24
Permitted Refinancing Indebtedness	29
Person	30
Place of Payment	30
Predecessor Security	31
Preferred Stock	31
Programming Network Business	31
Purchase Date	31
Qualified Cash	31
Rating Agency	31
Rating Category	31
Receivables and Related Assets	31
Redemption Date	32

	Redemption Price	32
	Registered Securities	32
	Regular Record Date	32
	Repayment Date	32
	Replacement Assets	32
	Repurchase Offer	32
	Reset Notice	32
	Responsible Officer	32
	Restricted Investment	32
	Restricted Payment	32
	Restricted Subsidiary	33
	RMH GE Entity	34
	S&P	34
	Securities	34
	Securities Act	34
	Securitization Subsidiary	34
	Senior Indebtedness	34
	Significant Subsidiary	35
	Special Record Date	35
	Stated Maturity	35
	Stock Payment	35
	Subsequent Interest Period	35
	subsidiary	35
	Subsidiary	35
	Suspended Covenants	35
	Transactions	35
	Trust Indenture Act	36
	Trustee	36
	UCC	36
	United States	36
	United States person	36
	Unrestricted Subsidiary	36
	Valuation Date	36
	Vice President	36
	Voting Stock	36
	Weighted Average Life to Maturity	36
	Yield to Maturity	37
Section 102.	Other Definitions	37
Section 103.	Compliance Certificates and Opinions.	37
Section 104.	Form of Documents Delivered to Trustee.	38
Section 105.	Acts of Holders.	38
Section 106.	Notices, Etc. to Trustee, Company and Guarantors.	39
Section 107.	Notice to Holders; Waiver.	40
Section 108.	Conflict of Any Provision of Indenture with Trust Indenture Act.	40
Section 109.	Effect of Headings and Table of Contents.	41
Section 110.	Successors and Assigns.	41

v

ARTICLE FIVE

REMEDIES

ARTICLE SIX

THE TRUSTEE

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701.	Disclosure of Names and Addresses of Holders.	84
Section 702.	Reports by Trustee.	85

Section 703.	Reports by Company.	85

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801.	Company May Consolidate, Etc., Only on Certain Terms.	86
Section 802.	Successor Substituted.	87

ARTICLE NINE

SUPPLEMENTAL INDENTURES

ARTICLE TEN

COVENANTS

Section 1001.	Payment of Principal and Interest.	90
Section 1002.	Maintenance of Office or Agency.	91
Section 1003.	Money for Security Payments to Be Held in Trust.	91
Section 1004.	Corporate Existence.	93
Section 1005.	Payment of Taxes and Other Claims.	93
Section 1006.	Maintenance of Properties.	93
Section 1007.	Limitation on Indebtedness.	94
Section 1008.	Limitation on Liens.	98
Section 1009.	Limitation on Restricted Payments.	98
Section 1010.	Dividend and Other Payment Restrictions Affecting Domestic Subsidiaries.	100
Section 1011.	Transactions with Affiliates.	102
Section 1012.	Designation of Restricted and Unrestricted Subsidiaries.	103
Section 1013.	Guarantees.	105
Section 1014.	Asset Sales.	105
Section 1015.	Offer to Repurchase upon a Change of Control.	106
Section 1016.	Suspension of Covenants Upon Investment Grade Ratings.	107
Section 1017.	Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries.	108
Section 1018.	[RESERVED].	108
Section 1019.	Statement as to Compliance.	108
Section 1020.	Waiver of Certain Covenants.	108
Section 1021.	Statement by Officers as to Default.	109

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

Section 1101.	Applicability of Article.	109
Section 1102.	Election to Redeem; Notice to Trustee.	109
Section 1103.	Selection by Trustee of Securities to Be Redeemed.	109
Section 1104.	Notice of Redemption.	110
Section 1105.	Deposit of Redemption Price.	111
Section 1106.	Securities Payable on Redemption Date.	111
Section 1107.	Securities Redeemed in Part.	111
Section 1108.	Repurchase at the Option of Holders.	112

ARTICLE TWELVE

NOTE GUARANTEES

Section 1201.	Note Guarantee.	114
Section 1202.	Limitation on Guarantor Liability.	115
Section 1203.	Execution and Delivery of Note Guarantee.	115

ARTICLE THIRTEEN

SINKING FUNDS

Section 1301.	Applicability of Article.	116
Section 1302.	Satisfaction of Sinking Fund Payments with Securities.	116
Section 1303.	Redemption of Securities for Sinking Fund.	116

ARTICLE FOURTEEN

REPAYMENT AT OPTION OF HOLDERS

Section 1401.	Applicability of Article.	117
Section 1402.	Repayment of Securities.	118
Section 1403.	Exercise of Option.	118
Section 1404.	When Securities Presented for Repayment Become Due and Payable.	118
Section 1405.	Securities Repaid in Part.	119

ARTICLE FIFTEEN

DEFEASANCE AND COVENANT DEFEASANCE

Section 1501.	Company’s Option to Effect Defeasance or Covenant Defeasance.	119
Section 1502.	Defeasance and Discharge.	119
Section 1503.	Covenant Defeasance.	120
Section 1504.	Conditions to Defeasance or Covenant Defeasance.	120

Section 1505.	Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.	122
Section 1506.	Reinstatement.	123

ARTICLE SIXTEEN

MISCELLANEOUS

Section 1601.	Counterparts.		123

TESTIMONIUM			124

SIGNATURES AND SEALS			124

EXHIBIT A-1	—	List of Restricted Subsidiaries

EXHIBIT A-2	—	List of Non-Guarantor Restricted Subsidiaries

EXHIBIT B-1	—	Form of Certificate to Be Given by Person Entitled to Obtain Interest Payable Prior to the Exchange Date

EXHIBIT B-2	—	Form of Certificate to Be Given by Euroclear and Clearstream Banking S.A. in Connection with the Exchange of a Portion of a Temporary Global Security or to Obtain Interest Payable Prior to the Exchange Date

EXHIBIT C	—	Form of Notation of Guarantee

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

x

INDENTURE, dated as of [                    ] among AMC Networks Inc., a Delaware corporation (herein called the “Company”), the Guarantors (as defined herein) and U.S. Bank National Association, a national banking association, as trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company and the Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Company’s senior debt securities (herein called the “Securities”), to be issued in one or more series as provided in this Indenture.

This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

All things necessary to make this Indenture a valid agreement of the Company and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as defined herein); and

(4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Three, are defined in that Article.

“Acquired Indebtedness” means Indebtedness of a Person (a) existing at the time such Person is merged with or into the Company or a Subsidiary or becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such Person.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliation Agreement” means any agreement between the Company or any of its Restricted Subsidiaries and a distributor pursuant to which such distributor agrees, among other things, to distribute and exhibit to its subscribers programming of the Company or such Restricted Subsidiary, as the case may be.

“Annual Operating Cash Flow” means, as of any date, Operating Cash Flow for the period of four consecutive fiscal quarters covered by the then most recent report furnished or deemed furnished to the Trustee and the Holders of Securities under Section 703.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any property or assets, other than a sale, lease, conveyance or other disposition governed by Section 1015 and/or Article Eight; and

(2)	the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any Restricted Subsidiary thereof of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(1)	any single transaction or series of related transactions that involves properties or assets having a Fair Market Value of less than $50.0 million;

(2)	the sale, lease, conveyance or other disposition of properties or assets between or among the Company and its Restricted Subsidiaries (including any transfer to any Person that concurrently becomes a Restricted Subsidiary);

(3)	an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4)	the sale, lease, conveyance or other disposition of equipment, inventory, materials, accounts receivable or other assets in the ordinary course of business;

(5)	the sale, lease, conveyance or other disposition of intellectual property and other intangibles in the ordinary course of business;

(6)	the licensing or sublicensing of intellectual property, intellectual property rights or other general intangibles, and licenses, leases, sublicenses or subleases of other assets or property which do not materially interfere with the business of the Company or any of its Restricted Subsidiaries;

(7)	the sale, conveyance or other disposition of cash and Cash Equivalents;

(8)	the sale, conveyance or other disposition of accounts receivables, including overdue or disputed accounts receivable, in connection with the compromise, settlement or collection thereof or in bankruptcy or similar proceedings;

(9)	a Restricted Payment that is not prohibited by Section 1009 and any Investment that is not prohibited by Section 1012, including any Permitted Investment;

(10)	the granting of a Lien not prohibited under this Indenture;

(11)	any surrender or waiver of contract rights or the settlement, release or surrender of contract rights, tort claims or other litigation claims;

(12)	the termination of hedging or similar arrangements;

(13)	the sale, lease, conveyance or other disposition of properties or assets that have become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries;

(14)	(a) the sale, lease, conveyance or other disposition of property or assets to an Unrestricted Subsidiary or to a joint venture of an Unrestricted Subsidiary, provided that, as of the date of such Asset Sale, the aggregate fair market value of property and assets subject to such Asset Sale (determined at the time of such Asset Sale) pursuant to this clause (14)(a) during the term of this Indenture does not exceed $100.0 million, or (b) the sale, lease, conveyance or other disposition of Unrestricted Subsidiaries;

(15)

the sale, lease, conveyance or other disposition of assets or properties to the extent that such assets or properties are exchanged for credit against the purchase price of similar replacement assets or properties or the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement assets or properties, in each case, in the ordinary course of business;

(16)	the settlement of tort or other litigation claims; provided that, if any such settled claim shall have a value in excess of $50.0 million, the Board of Directors or similar governing body of the Company determines it to be fair and reasonable in light of the circumstances; and

(17)	the sale, lease, conveyance or other disposition in accordance with a Distribution Transaction Agreement (as defined in the Credit Agreement).

“Authenticating Agent” means any Person appointed by the Trustee to act on behalf of the Trustee pursuant to Section 612 to authenticate Securities.

“Authorized Newspaper” means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficial Ownership,” “Beneficially Owns” and “Beneficially Owned” shall each have a corresponding meaning.

“Board of Directors” means (i) with respect to a corporation, the board of directors of the corporation or any duly authorized committee of such board; (ii) with respect to a partnership, the Board of Directors of the general partner of the partnership or any duly authorized committee of such board; and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any of the Guarantors, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Book-Entry Securities” has the meaning specified in Section 304(a).

“Business Day”, when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means, unless otherwise specified with respect to any Securities pursuant to Section 301, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law, regulation or executive order to close.

“Cablevision” means Cablevision Systems Corporation, a Delaware corporation.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all Common Stock, Preferred Stock and Disqualified Stock.

“Capitalized Lease Obligation” means any obligation of a Person to pay rent or other amounts under a lease (or other agreement conveying the right to use) with respect to any property, whether real, personal or mixed, which obligation is required to be accounted for as a capital lease on the balance sheet of such Person in accordance with GAAP, and the amount of such Capitalized Lease Obligation shall be the amount so required to be accounted for as a capital lease.

“Carriage Suspension Adjustment” has the meaning specified in the definition of “Operating Cash Flow.”

“Cash Equivalents” means:

(1)	United States dollars;

(2)	marketable direct obligations of the United States of America maturing, unless such securities are deposited to defease any Indebtedness, within 397 days of the date of purchase;

(3)	commercial paper issued by a Person having a consolidated net worth of at least $250.0 million, which conducts a substantial part of its business in the United States of America, maturing within 180 days from the date of the original issue thereof, and rated “P-1” or better by Moody’s or “A-1” or better by S&P;

(4)	fully collateralized repurchase agreements with financial institutions having a rating of “Baa” or better from Moody’s or a rating of “A-” or better from S&P;

(5)	certificates of deposit, bankers’ acceptances and time deposits maturing within 397 days after the date of purchase, that are issued by a United States national or state bank or foreign bank having capital, surplus and undivided profits totaling more than $100.0 million, and having a rating of “Baa” or better from Moody’s, or a rating of “A-2” or better from S&P;

(6)	money market funds that (i) comply with the criteria set forth in the Commission’s Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated “AAA” by S&P and “Aaa” by Moody’s and (iii) have portfolio assets of at least $3 billion;

(7)	repurchase obligations of any lender under the Credit Agreement or of any commercial bank satisfying the requirements of clause (3) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government;

(8)	obligations of any State, commonwealth or territory of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited the government obligations described in clause (2) of this definition maturing as to principal and interest at times and in amounts sufficient to provide such payment;

(9)	auction preferred stock rated in the highest short-term credit rating category by S&P or Moody’s;

(10)	securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any lender under the Credit Agreement or any commercial bank satisfying the requirements of clause (3) of this definition; or

(11)	money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (1) through (10) of this definition.

In the case of Investments made in a country outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (1) through (11) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from S&P, Moody’s or Fitch Ratings Inc. and (ii) other short-term investments utilized by the Company and the Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous in such country to the foregoing investments in clauses (1) through (11) and in this paragraph.

“Cash Flow Ratio” means, as of any date, the ratio of (a) the sum of the aggregate outstanding principal amount of all Net Debt outstanding on such date determined on a consolidated basis, but excluding all Hedging Obligations and all Monetization Indebtedness, plus (but without duplication of Indebtedness supported by letters of credit) the aggregate undrawn face amount of all letters of credit outstanding on such date to (b) Annual Operating Cash Flow.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of pledge, merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than to one or more of the Dolan Family Interests;

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more of the Dolan Family

Interests, becomes the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Company;

(4)	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5)	the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (a) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting, or remains outstanding and constitutes, a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (b) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more of the Dolan Family Interests, becomes, directly or indirectly, the ultimate Beneficial Owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person; provided that, following completion of the offer to purchase Securities pursuant to Section 1015, any subsequent change in the voting power of the Voting Stock of the surviving or transferee Person Beneficially Owned by the “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) that resulted in such earlier Change of Control shall not result in an additional Change of Control.

“Clearstream” means Clearstream Banking S.A., or its successor.

“Collateral Documents” means, collectively, the security agreement and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the administrative agent for the benefit of the “secured parties” named in the Credit Agreement.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Depositary” has the meaning specified in Section 305.

“Common Stock” means, with respect to any Person, any and all shares, interests and participations (however designated and whether voting or non-voting) in such Person’s common equity, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all series and classes of such common stock.

“Company” means the Person named as the “Company” in the first paragraph of this instrument, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person. To the extent necessary to comply with the requirements of the provisions of Trust Indenture Act Sections 310 through 317 as they are applicable to the Company, the term “Company” shall include any other obligor with respect to the Securities for the purposes of complying with such provisions.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company (a) by its Chairman, Chief Executive Officer, a Vice Chairman, its President or a Vice President and (b) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (a) above in lieu of being signed by one of such officers or directors listed in such clause (a) and one of the officers listed in clause (b) above.

“Consolidated Secured Leverage Ratio” means, as of any date, the ratio of:

(1)	the sum of (i) the aggregate outstanding principal amount of all Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date determined on a consolidated basis, but excluding all Hedging Obligations and all Monetization Indebtedness, plus (ii) (but without duplication of Indebtedness supported by letters of credit) the aggregate undrawn face amount of all letters of credit outstanding on such date, in the case of each of clauses (i) and (ii), to the extent secured by a Lien on any assets of the Company or any Subsidiary thereof, to

(2)	Annual Operating Cash Flow.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)	was a member of such Board of Directors on the date of initial issuance of the Securities of the applicable series; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Conversion Date” has the meaning specified in Section 313(d).

“Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country which issued such Currency and by a central bank or other public institution of or within the international banking community for the settlement of transactions other than as a result of the European Economic and Monetary Union and the adoption of the Euro pursuant thereto, or (ii) any currency unit (or composite currency) including the Euro for the purposes for which it was established.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be administered, which office on the date hereof is located at 100 Wall Street, 16th Floor, New York, New York 10005, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“corporation” includes corporations, associations, partnerships, limited liability companies, companies and business trusts.

“covenant defeasance” has the meaning specified in Section 1503.

“Credit Agreement” means that certain amended and restated senior secured credit agreement, dated as of December 16, 2013, by and among the Company, certain of its Subsidiaries, JPMorgan Chase Bank, National Association, as Administrative Agent, the other agents party thereto and the lenders party thereto from time to time, as amended, modified, renewed, refunded, replaced, restated, restructured, increased, substituted or refinanced in whole or in part from time to time, regardless of whether such amendment, modification, renewal, refunding, replacement, restatement, restructuring, increase, substitution or refinancing is with the same financial institutions or otherwise.

“Credit Facilities” means one or more debt or borrowing facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case, as amended, modified, renewed, refunded, replaced, restated, restructured, increased, substituted or refinanced in whole or in part from time to time, regardless of whether such amendment, modification, renewal, refunding, replacement, restatement, restructuring, increase, substitution or refinancing is with the same financial institutions or otherwise.

“Cumulative Cash Flow Credit” means the sum of:

(a)	cumulative Operating Cash Flow during the period commencing on July 1, 2011 and ending on the last day of the most recent month preceding the date of the proposed Restricted Payment for which financial information is available or, if cumulative Operating Cash Flow for such period is negative, minus the amount by which cumulative Operating Cash Flow is less than zero, plus

(b)	the aggregate net proceeds received by the Company from the issuance or sale (other than to the Company or a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) on or after July 1, 2011, plus

(c)

the aggregate net proceeds received by the Company from the issuance or sale (other than to the Company or a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) on or after July 1, 2011, upon the conversion of, or exchange for, Indebtedness of the Company or any Restricted Subsidiary or from the exercise of any options, warrants or other rights to acquire Capital Stock of the Company.

For purposes of this definition, the net proceeds in property other than cash received by the Company as contemplated by clauses (b) and (c) above shall be valued at the Fair Market Value thereof as of the date of receipt by the Company.

“Cumulative Interest Expense” means, for the period commencing on July 1, 2011 and ending on the last day of the most recent month preceding the proposed Restricted Payment for which financial information is available, the aggregate of the interest expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including interest expense attributable to Capitalized Lease Obligations.

“Currency” means any currency or currencies, composite currency or currency unit or currency units, including, without limitation, the Euro, issued by the government of one or more countries or by any recognized confederation or association of such governments.

“Debt” with respect to any Person means, without duplication, any liability, whether or not contingent:

(a)	in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto), but excluding reimbursement obligations under any surety bond;

(b)	representing the balance deferred and unpaid of the purchase price of any property (including pursuant to Capitalized Lease Obligations), except any such balance that constitutes a trade payable;

(c)	under Swap Contracts (as defined in the Credit Agreement) relating to interest rates entered into pursuant to the Credit Agreement or with respect to Hedging Obligations;

(d)	under any other agreement related to the fixing of interest rates on any Indebtedness, such as an interest rate swap, cap or collar agreement (if and to the extent any of the foregoing would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP);

(e)	Guarantees of items of other Persons which would be included within this definition for such other Persons, whether or not the Guarantee would appear on such balance sheet; or

(f)	representing Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.

“Debt” does not include:

(a)	any liability for federal, state, local or other taxes owed or owing by such Person;

(b)	any accounts payable or other liability for trade credit, including Guarantees thereof or instruments evidencing such liabilities; or

(c)	any liability incurred using credit cards issued to the Company, its Restricted Subsidiaries or their respective employees.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“defeasance” has the meaning specified in Section 1502.

“Deferred Carriage Fee Amortization” means amounts paid or payable to multichannel video programming distributors to obtain additional subscribers and/or guarantee carriage of certain programming services and are amortized as a reduction of revenue over the period of the related affiliation arrangement and determined in accordance with GAAP.

“Depositary” has the meaning specified in Section 304(a).

“Disqualified Stock” means, with respect to any series of Securities, any Capital Stock of the Company or any Restricted Subsidiary which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of such Securities.

“Distribution Agreement” means the Distribution Agreement, dated as of June 6, 2011, between the Company and CSC Holdings, LLC, relating to, inter alia, the contribution of the Programming Network Business to the Company.

“Distribution Transaction” means (i) the contribution to the Company of the Programming Network Business from CSC Holdings, LLC in exchange for the issuance or transfer to CSC Holdings, LLC of common stock of the Company, the Company’s 7.75% Senior Notes due 2021 and loans under the Credit Agreement, (ii) the distribution by CSC Holdings, LLC of the Company’s common stock to Cablevision, and (iii) the distribution by Cablevision of the Company’s common stock to the common shareholders of Cablevision, in each case pursuant to the Distribution Agreement.

“Dolan Family Interests” means (i) any Dolan Family Member, (ii) any trusts for the benefit of any Dolan Family Members, (iii) any estate or testamentary trust of any Dolan Family Member for the benefit of any Dolan Family Members, (iv) any executor, administrator, conservator or legal or personal representative of any Person or Persons specified in clauses (i), (ii) and (iii) above to the extent acting in such capacity on behalf of any Dolan Family Member or Members and not individually, and (v) any corporation, partnership, limited liability company or other similar entity, in each case 80% of which is owned and controlled by any of the foregoing or combination of the foregoing.

“Dolan Family Members” means Charles F. Dolan, his spouse, his descendants and any spouse of any of such descendants.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“Dollar Equivalent of the Currency Unit” has the meaning specified in Section 313(g).

“Dollar Equivalent of the Foreign Currency” has the meaning specified in Section 313(f).

“Domestic Subsidiary” means any Restricted Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia, except that (1) no Subsidiary of a Foreign Subsidiary shall be a Domestic Subsidiary, and (2) no Subsidiary of an Excluded Domestic Subsidiary shall be a Domestic Subsidiary.

“Election Date” has the meaning specified in Section 313(g).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euro” means the single currency for those member states of the European Union that satisfy certain criteria set forth in the Treaty of Rome, as amended by the Treaty on European Union.

“Euroclear” means Euroclear Bank S.A./N.V., or its successor as operator of the Euroclear System.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Date” has the meaning specified in Section 305.

“Exchange Rate Agent” means, with respect to Securities of or within any series, unless otherwise specified with respect to any Securities pursuant to Section 301, a New York Clearing House bank, designated pursuant to Section 301 or Section 313.

“Exchange Rate Officers’ Certificate” means a tested telex or a certificate setting forth (i) the applicable Market Exchange Rate and (ii) the Dollar or Foreign Currency amounts of principal (and premium, if any) and interest, if any (on an aggregate basis and on the basis of a

Security having the lowest denomination principal amount determined in accordance with Section 302 in the relevant Currency), payable with respect to a Security of any series on the basis of such Market Exchange Rate, sent (in the case of a telex) or signed (in the case of a certificate) by the Chairman, Chief Executive Officer, a Vice Chairman, the President, a Vice President or the Treasurer of the Company.

“Excluded Domestic Subsidiary” means any Domestic Subsidiary substantially all the assets of which are Equity Interests in Foreign Subsidiaries; provided that, for purposes of the definition of “Excluded Domestic Subsidiary” the term “Equity Interests” shall mean, with respect to any Person, any of the shares of capital stock of (or other ownership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. For the avoidance of doubt, AMC Networks International LLC (or its successor) shall be an Excluded Domestic Subsidiary.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of initial issuance of Securities of the applicable series under this Indenture, after giving effect to the application of the proceeds of (i) the Securities of the applicable series and (ii) any borrowings made under the Credit Agreement on the date of initial issuance of the Securities of the applicable series under this Indenture.

“Extension Notice” and “Extension Period” have the respective meanings specified in Section 309.

“Fair Market Value” means the price that would be paid in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined, unless otherwise specified, in good faith by the Board of Directors or senior management of the Company, whose determination in all cases shall be conclusive.

“Foreign Currency” means any Currency other than Currency of the United States.

“Foreign Restricted Subsidiary” means a Restricted Subsidiary that is a Foreign Subsidiary.

“Foreign Subsidiary” means a Subsidiary that is not a Domestic Subsidiary. For the avoidance of doubt, (1) any Subsidiary of a Foreign Subsidiary shall be a Foreign Subsidiary, and (2) any Subsidiary of AMC Networks International LLC (or its successor) shall be a Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied; provided, that, at any time after the date of this Indenture, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (and equivalent pronouncements) as in effect at the date of such election, except as otherwise provided in this Indenture; provided further, that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the adoption of IFRS shall remain as previously calculated or determined.

“Global Securities” means one or more Securities evidencing all or part of the Securities to be issued as Book-Entry Securities, issued to the Depositary in accordance with Section 301 and bearing the legend prescribed in Section 204.

“Government Obligations” means, unless otherwise specified with respect to any series of Securities pursuant to Section 301, securities which are (i) direct obligations of the government which issued the Currency in which the Securities of a particular series are payable or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government which issued the Currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such Currency and are not callable or redeemable at the option of the issuer thereof and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest or principal of the Government Obligation evidenced by such depositary receipt.

“Guarantee” means, as to any Person, a direct or indirect guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Guarantors” means:

(1)	each direct or indirect Domestic Subsidiary on the date of initial issuance of the Securities of the applicable series, other than any Insignificant Subsidiary;

(2)	any other Subsidiary that executes a Note Guarantee of Securities of the applicable series in accordance with the provisions of this Indenture; and

(3)	each RMH GE Entity;

and their respective successors and assigns until released from their obligations under their Note Guarantees and this Indenture in accordance with the terms of this Indenture. For the avoidance of doubt, no Foreign Subsidiary is required to be or to become a Guarantor hereunder.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

(2)	commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and

(3)	foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“IFRS” means the International Financial Reporting Standards as adopted by the International Accounting Standards Board.

“Indebtedness” with respect to any Person means the Debt of such Person; provided that, for purposes of the definition of “Indebtedness” (including the term “Debt” to the extent incorporated in such definition) and for purposes of the definition of “Event of Default,” the term “Guarantee” shall not be interpreted to extend to a Guarantee under which recourse is limited to the Capital Stock of an entity that is not a Restricted Subsidiary.

“Indenture” means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 301; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee established as contemplated by Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

“Insignificant Subsidiary” means any Subsidiary designated by the Company as an “Insignificant Subsidiary”; provided that the total assets of all Subsidiaries that are so designated do not in the aggregate at any time exceed 3% of the assets of the Company and its consolidated Subsidiaries as reflected on the Company’s most recent consolidated balance sheet prepared in accordance with GAAP.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity at the rate prescribed in such Original Issue Discount Security.

“Interest Payment Date” when used with respect to any series of Securities, means the Stated Maturity of an installment of interest on such Securities.

“Investment” means any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business or owing to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary for management or other services or other overhead or shared expenses allocated in the ordinary course of business provided by the Company or any Restricted Subsidiary to such Unrestricted Subsidiary) or other extension of credit (excluding, however, accrued and unpaid interest in respect of any advance, loan or other extension of credit), or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), any purchase or ownership of any stock, bonds, notes, debentures or other securities (including, without limitation, any interests in any limited liability company, partnership, joint venture or any similar enterprise) of, or any bank accounts with or Guarantee of any Indebtedness or other obligations of, any Unrestricted Subsidiary or Affiliate that is not a Subsidiary; provided that (a) the term “Investment” shall not include any transaction that would otherwise constitute an Investment of the Company or a Subsidiary to the extent that the consideration provided by the Company or such Subsidiary in connection therewith consists of Capital Stock of the Company (other than Disqualified Stock) and (b) the term “Guarantee” shall not be interpreted to extend to a guarantee under which recourse is limited to the Capital Stock of an entity that is not a Restricted Subsidiary.

“Investment Grade Rating” means (1) a rating of BBB- or better, in the case of S&P (or its equivalent under any successor Rating Categories of S&P) and a rating of Baa3 or better, in the case of Moody’s (or its equivalent under any successor Rating Categories of Moody’s), or (2) in each case, if a Rating Agency in the foregoing clause (1) ceases to rate the Securities of the applicable series for reasons outside the control of the Company, an equivalent Rating Category of any other Rating Agency.

“Lease” means any capital lease, operating lease, equipment lease, real property lease or other lease.

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature of a security interest and any agreement to give any security interest). A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement.

“mandatory sinking fund payment” has the meaning specified in Section 1301.

“Market Exchange Rate” means, unless otherwise specified with respect to any Securities pursuant to Section 301, (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 301 for the Securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon (New York City time) buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in either New York City, London or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the Exchange Rate Agent. Unless otherwise specified with respect to any Securities pursuant to Section 301, in the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii) and (iii), the Exchange Rate Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, London or another principal market for the Currency in question, or such other quotations as the Exchange Rate Agent shall deem appropriate. Unless otherwise specified by the Exchange Rate Agent, if there is more than one market for dealing in any Currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such Currency shall be that upon which a non-resident issuer of securities designated in such Currency would purchase such Currency in order to make payments in respect of such securities.

“Maturity” when used with respect to any Security means the date on which the principal of such Security becomes due and payable as therein or herein provided whether at the Stated Maturity, by declaration of acceleration, notice of redemption, notice of Option to Elect Repayment or otherwise.

“Monetization Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary thereof issued in connection with a Monetization Transaction; provided that, (i) on the date of its incurrence, the purchase price or principal amount of such Monetization Indebtedness does not exceed the Fair Market Value of the securities that are the subject of such Monetization Transaction on such date and (ii) the obligations of the Company and its Restricted

Subsidiaries with respect to the purchase price or principal amount of such Monetization Indebtedness (x) may be satisfied in full by delivery of the securities that are the subject of such Monetization Transaction and any related options on such securities or any proceeds received by the Company or any Restricted Subsidiary thereof on account of such options; provided that if the Company or such Restricted Subsidiary no longer owns sufficient securities that were the subject of such Monetization Transaction and/or related options on such securities to satisfy in full the obligations of the Company and its Restricted Subsidiaries under such Monetization Indebtedness, such Indebtedness shall no longer be deemed to be Monetization Indebtedness, and (y) are not secured by any Liens on any of the Company’s or its Restricted Subsidiaries’ assets other than the securities that are the subject of such Monetization Transaction and the related options on such securities.

“Monetization Transaction” means a transaction pursuant to which (i) securities received pursuant to an Asset Sale are sold, transferred or otherwise conveyed (including by way of a forward purchase agreement, prepaid forward sale agreement, secured borrowing or similar agreement) within 180 days of such Asset Sale and (ii) the Company or its Restricted Subsidiaries receives (including by way of borrowing under Monetization Indebtedness) not less than 75% of the Fair Market Value of such securities in the form of cash.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Debt” means, as to the Company and its Restricted Subsidiaries as at any date of determination, the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries, less the aggregate amount of Qualified Cash of the Company and its Restricted Subsidiaries as of such date.

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale, or are required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and (5) appropriate amounts to be provided by the Company or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP.

“Note Guarantee” means a Guarantee of the Securities of the applicable series pursuant to this Indenture.

“Notice of Default” has the meaning specified in Section 501.

“Offer Amount” has the meaning specified in Section 1108.

“Offer Period” has the meaning specified in Section 1108.

“Officers’ Certificate” means a certificate signed by (a) the Chairman, Chief Executive Officer, a Vice Chairman, the President, a Vice President or the Treasurer of the Company or any of the Guarantors, as the case may be, and (b) the Secretary or an Assistant Secretary of the Company or any of the Guarantors, as the case may be, and delivered to the Trustee; provided, however, that such certificate may be signed by two of the officers or directors listed in clause (a) above in lieu of being signed by one of such officers or directors listed in such clause (a) and one of the officers listed in clause (b) above.

“Operating Cash Flow” means, for any period, the following for the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP: (a) aggregate operating revenues, minus (b) aggregate operating expenses (including technical, programming, sales, selling, general and administrative expenses and salaries and other compensation, in each case net of amounts allocated to Affiliates, but excluding depreciation and amortization (but, for the avoidance of doubt, depreciation and amortization shall not include the amortization of programming (films, series, shows and other content) expenses, which is treated as an operating expense), charges and credits relating to employee stock plans, and restructuring charges and credits, and, to the extent otherwise included in operating expenses, any losses resulting from a write-off or write-down of Investments by the Company or any Restricted Subsidiary in Affiliates), plus (c), without duplication, Deferred Carriage Fee Amortization; provided, however, that for purposes of determining Operating Cash Flow for any period (A) there shall be excluded from Operating Cash Flow all management fees accrued by the Company or any Restricted Subsidiary during such period unless such management fees are paid in cash during such period, (B) Operating Cash Flow for such period shall be increased by the amount of management fees paid to the Company or any Restricted Subsidiary in cash in such period to the extent previously excluded pursuant to clause (A), (C) the amount of Operating Cash Flow attributable to any non-wholly owned Restricted Subsidiary shall be included only to the extent of the Company’s direct or indirect economic interest in the Equity Interests of such non-wholly owned Restricted Subsidiary; provided that the amount of Operating Cash Flow attributable to all non-wholly owned Restricted Subsidiaries shall in no event exceed 10% of the total Operating Cash Flow for such period, and (D) Operating Cash Flow for such period shall be increased or reduced, as the case may be, by the Operating Cash Flow of assets or businesses acquired or disposed of (provided that in each case it has an impact on Annual Operating Cash Flow of at least $1.0 million) (including by means of any redesignation of any Subsidiary pursuant to Section 1012) by the Company or any Restricted Subsidiary on or after the first day of such period, determined on a pro forma basis (it being agreed that such pro forma calculations may be based upon GAAP as applied in the preparation of the financial statements for the Company, delivered in accordance with Section 703 rather than as applied in the financial statements of the entity whose assets were acquired and may include, in the Company’s discretion, a reasonable estimate of savings resulting from any such acquisition or disposition (1) that have been realized, (2) for which the steps necessary for realization have been taken, or (3) for which the steps necessary for realization are reasonably expected to be taken within 12 months of the date of such acquisition or disposition), as though the Company or such Restricted Subsidiary acquired or disposed of such assets on the first day of such period. For purposes of this definition, operating revenues and operating expenses shall exclude any non-recurring, non-cash items in excess of $2,500,000. Operating Cash Flow may also be adjusted to normalize an acceleration of programming (films, series, shows and other content) expenses required to be recognized in accordance with GAAP when the program’s useful life is shortened or otherwise changed from the originally projected useful life. Furthermore, to the extent the programs are abandoned and, to the extent that the amortization of such programming expenses is, in accordance with GAAP, required to be accelerated into the year of such impairment, the Company may treat such costs as being amortized over a period equal to the original projected useful life. In the event of any suspension of carriage by any party to an Affiliation Agreement during renewal negotiations of such Affiliation Agreement or upon the expiration or termination of, or during disputes under, such Affiliation Agreement, the Operating Cash Flow calculation (except for the purposes of (i) calculating Cumulative Cash Flow Credit and (ii) calculating the Cash Flow Ratio in clause (21) of the definition of Permitted Investments) may be adjusted (the “Carriage Suspension Adjustment”) to include the affiliation fee and advertising revenue attributable to the affected Affiliation Agreement from the corresponding period one year prior to each period during which such suspension of carriage continues, but in any event not to exceed three months, provided that the Carriage Suspension Adjustment shall be limited only to the affiliation fee and advertising revenue attributable to one Affiliation Agreement during any three-month period being tested.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or any of the Guarantors. Each such opinion shall include the statements provided for in Trust Indenture Act Section 314(e) to the extent applicable.

“Option to Elect Repayment” has the meaning specified in Section 1403.

“Optional Reset Date” has the meaning specified in Section 308(b).

“optional sinking fund payment” has the meaning specified in Section 1301.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Original Stated Maturity” has the meaning specified in Section 309.

“Outstanding” when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1)	Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)	Securities, or portions thereof, for whose payment, purchase, redemption or repayment, at the option of the Holder, money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or the Guarantors) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)	Securities, except to the extent provided in Sections 1502 and 1503 , with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fifteen; and

(4)	Securities paid pursuant to Section 308 or Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that, in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, direction, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by Trust Indenture Act Section 313, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 502, (ii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined as of the date such Security is originally issued by the Company as set forth in an Exchange Rate Officers’ Certificate delivered to the Trustee, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above) of such Security, (iii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 301, and (iv) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

“Participants” has the meaning specified in Section 304(b).

“Paying Agent” means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (or premium, if any) or interest, if any, on any Securities on behalf of the Company.

“Permitted Additional Secured Obligations” means obligations under any other Indebtedness (other than subordinated Indebtedness), including, without limitation, under any Credit Facility, secured by Liens; provided that immediately after giving effect to the incurrence of such obligations, the Consolidated Secured Leverage Ratio of the Company and its Restricted Subsidiaries would be less than or equal to 4.75 to 1.0.

“Permitted Affiliate Payments” means (a) payments under equity and other compensation incentive programs to employees and directors of the Company or any of its current or former Affiliates in the ordinary course of business; provided that, in the case of employees or directors of former Affiliates, such payments relate to awards granted prior to the consummation of the Distribution Transaction, and (b) payments due and payable under the Distribution Transaction Agreements (as defined in the Credit Agreement).

“Permitted Business” means any business conducted or proposed to be conducted (as described in the prospectus, dated the date hereof, relating to the Securities, the applicable prospectus supplement or any other offering document with respect to Securities of the applicable series) by the Company and its Restricted Subsidiaries on the date of initial issuance of Securities of such series and other businesses reasonably related or ancillary thereto.

“Permitted Debt” has the meaning specified in Section 1007.

“Permitted Investments” means:

(1)	any Investment in the Company or in a Restricted Subsidiary;

(2)	any Investment in cash, Cash Equivalents or marketable securities;

(3)	any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 1014;

(5)	Investments to the extent financed with Equity Interests (other than Disqualified Stock) of the Company;

(6)	Hedging Obligations that are incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(7)	any Investments received in satisfaction of judgments or in settlement of debt or compromises of obligations incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon bankruptcy or insolvency;

(8)	any Investments received as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(9)	advances to customers or suppliers in the ordinary course of business that are recorded in accordance with GAAP as accounts receivable or prepaid expenses or lease, utility or other similar deposits in the ordinary course of business;

(10)	advances of payroll payments to employees in the ordinary course of business;

(11)	Investments consisting of the licensing or contribution of intellectual property in the ordinary course of business;

(12)	Investments existing on the date of this Indenture and any modification, replacement, renewal or extension thereof; provided that the amount of the Investment outstanding on the date of this Indenture is not increased except pursuant to the terms of such Investment (in existence on the date of this Indenture) or is otherwise a Permitted Investment pursuant to a separate clause of this definition;

(13)	receivables owing to the Company or any of its Restricted Subsidiaries, including receivables from and advances to suppliers, if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(14)

loans and advances to officers, directors, employees, consultants and members of management (including for travel, entertainment, relocation and analogous business expenses) in an aggregate amount not to exceed

$5.0 million at any time outstanding; provided that such loans and advances shall comply with all applicable laws;

(15)	Investments (including debt obligations) (i) received in connection with the bankruptcy and reorganization of suppliers and customers in settlement of delinquent obligations, and (ii) received in connection with the settlement of other disputes with customers and suppliers;

(16)	Investments consisting of extensions of credit or endorsements for collection or deposit in the ordinary course of business;

(17)	Guarantees of leases of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business;

(18)	Investments in one or more Unrestricted Subsidiaries or joint ventures having an aggregate Fair Market Value that does not exceed $300.0 million at any one time outstanding (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(19)	to the extent that they constitute Investments, Indebtedness, Liens or Restricted Payments permitted to be incurred under this Indenture;

(20)	Permitted Affiliate Payments;

(21)	other Investments, provided that the Cash Flow Ratio shall be less than or equal to 4.75 to 1.0 on a pro forma basis after giving effect to such Investment;

(22)	guarantees or other extensions of credit in support of leases and other obligations of third parties entered into in connection with production and production-related arrangements or arrangements for the compensation of talent though third-party intermediaries;

(23)	guarantees by the Company or a Restricted Subsidiary of the obligation of a Subsidiary to purchase an interest not owned by the Company or its Subsidiaries in the business of BBC America, including through New Video Channel America, L.L.C. and its successors and assigns; or

(24)	other Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (24), that does not exceed $100.0 million at any one time outstanding (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” means the following types of Liens:

(1)	Liens existing on the date of initial issuance of the Securities of the applicable series;

(2)	Liens on shares of the Capital Stock of an entity that is not a Restricted Subsidiary;

(3)	Liens securing Monetization Indebtedness;

(4)	Liens on Receivables and Related Assets (and proceeds thereof) securing only Indebtedness otherwise permitted to be incurred by a Securitization Subsidiary;

(5)	Liens securing obligations under any Credit Facilities in an amount not to exceed $3,000.0 million;

(6)	Liens granted in favor of the Company or any Restricted Subsidiary;

(7)	Liens securing Permitted Additional Secured Obligations;

(8)	Liens securing the Securities of the applicable series;

(9)	Liens on property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any properties or assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(10)	Liens on property or assets existing at the time of acquisition thereof by the Company or any Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such transaction and do not extend to any properties or assets other than those so acquired by the Company or the Restricted Subsidiary;

(11)	Liens on property or assets used to defease Indebtedness that was not incurred in violation of this Indenture;

(12)	Liens securing Hedging Obligations or “margin stock,” as defined in Regulations G and U of the Board of Governors of the Federal Reserve System;

(13)	Liens on cash or Cash Equivalents securing Hedging Obligations of the Company or any of its Restricted Subsidiaries that do not constitute Indebtedness or securing letters of credit that support such Hedging Obligations;

(14)	Liens imposed by law, such as statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like liens arising in the ordinary course of business of the Company or any Restricted Subsidiary and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings;

(15)	Liens for taxes, assessments, government charges or claims not yet delinquent or that are being contested in good faith by appropriate proceedings;

(16)	survey exceptions, encumbrances, easements or reservations of, or rights of others for rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or other restrictions or encumbrances as to the use of real properties or Liens incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries or to the ownership of its properties which do not in the aggregate materially impair their use in the ordinary operation of the business of the Company or any of its Restricted Subsidiaries;

(17)	any zoning, building or similar laws or rights reserved to or vested in any governmental authority;

(18)	Liens arising by reason of any judgment, decree or order of any court, arbitral tribunal or similar entity so long as any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order have not been finally terminated or the period within which such proceedings may be initiated has not expired or Liens arising out of judgments or awards not constituting an Event of Default;

(19)	Liens (a) incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security or similar legislation, (b) incurred in the ordinary course of business for securing insurance premiums or reimbursement obligations under insurance policies related to the items specified in the foregoing clause (a) or (c) obligations in respect of letters of credit or bank guarantees that have been posted by such Person to support the payment of the items set forth in clauses (a) and (b) of this clause (19);

(20)	Liens consisting of pledges or deposits of cash or securities made by such Person as a condition to obtaining or maintaining any licenses issued to it by, or to satisfy other similar requirements of, any applicable governmental authority;

(21)

(a) deposits made to secure the performance of bids, tenders, contracts (other than for borrowed money) or Leases to which the Company or any of its Restricted Subsidiaries is a party, (b) deposits to secure public or statutory obligations of the Company or any of its Restricted Subsidiaries, surety and appeal bonds, performance bonds and other obligations of a like nature, (c) deposits as security for contested taxes or import duties or for the payment of rent, and (d) obligations in respect of letters of credit or bank guarantees that have been posted by the Company or any of its Restricted Subsidiaries to support the payment of items set forth in clauses (a) and (b) of this clause (21);

(22)	Liens arising from precautionary UCC financing statements (or similar filings under applicable law) regarding leases entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, operating leases or consignments;

(23)	Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to bankers’ Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto and pooling and netting arrangements) or other funds maintained with a depository institution or securities intermediary;

(24)	any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense and the rights reserved or vested in any other Person by the terms of any lease, license, franchise, grant or permit held by such Person or by a statutory provision to terminate any such lease, license, franchise, grant or permit or to require periodic payments as a condition to the continuance thereof;

(25)	purchase money mortgages or other purchase money liens (including, without limitation, any Capitalized Lease Obligations) upon any fixed or capital assets acquired after the date of initial issuance of the Securities of the applicable series, or purchase money mortgages (including, without limitation, Capitalized Lease Obligations) on any such assets hereafter acquired or existing at the time of acquisition of such assets, whether or not assumed, so long as (i) such mortgage or lien does not extend to or cover any other asset of the Company or any Restricted Subsidiary and (ii) such mortgage or lien secures the obligation to pay the purchase price of such asset, interest thereon and other charges incurred in connection therewith (or the obligation under such Capitalized Lease Obligation) only;

(26)	Liens to secure Indebtedness (including Capitalized Lease Obligations) permitted by clause (4) of Section 1007(b) covering only the assets acquired with such Indebtedness;

(27)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(28)	Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the

Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(29)	Liens created in the ordinary course of business and customary in the relevant industry with respect to the creation of content, and the components thereof, securing the obligations of any of the Company and the Restricted Subsidiaries owing in respect of compensation or other payments owed for services rendered by creative or other personnel that do not constitute Indebtedness; provided that any such Lien shall attach solely to the content, or applicable component thereof, that is the subject of the arrangements giving rise to the underlying obligation;

(30)	assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

(31)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(32)	Liens on Equity Interests in any Unrestricted Subsidiary or joint venture held by the Company or any Restricted Subsidiary;

(33)	Liens (a) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in an Investment permitted under this Indenture to be applied against the purchase price for such Investment or (b) consisting of an agreement to dispose of any property in an Asset Sale that was made pursuant to and in compliance with Section 1014, in each case, solely to the extent such Investment or Asset Sale, as the case may be, would have been permitted on the date of the creation of such Lien;

(34)	restrictions on transfers of securities imposed by applicable securities laws;

(35)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by such Person in the ordinary course of business;

(36)	any extension, renewal or replacement, in whole or in part, of any Lien described in the immediately preceding clauses; provided that any such extension, renewal or replacement is no more restrictive in any material respect than the Lien so extended, renewed or replaced and does not extend to any additional property or assets; or

(37)	additional Liens with respect to obligations that do not exceed $50.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means:

(A)	any Indebtedness of the Company or any of its Restricted Subsidiaries (other than Disqualified Stock) issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than Disqualified Stock and intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonable premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities of the applicable series or the related Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities of the applicable series on terms at least as favorable, taken as a whole in all material respects, to the Holders of such Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Securities of the applicable series or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Securities of the applicable series or the Note Guarantees; and

(5)	such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(B)	any Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace or refund Indebtedness or other Disqualified Stock of the Company or any of its Restricted Subsidiaries (other than Indebtedness or Disqualified Stock held by the Company or any of its Restricted Subsidiaries); provided that:

(1)	the liquidation or face value of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness, or the liquidation or face value of the Disqualified Stock, as applicable, so extended, refinanced, renewed, replaced or refunded (plus all accrued and unpaid interest or dividends thereon and the amount of any reasonable premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final redemption date later than the final maturity or redemption date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded;

(3)	such Permitted Refinancing Indebtedness has a final redemption date later than the final maturity date of, and is subordinated in right of payment to, the Securities of the applicable series on terms at least as favorable, taken as a whole in all material respects, to the Holders of such Securities as those contained in the documentation governing the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded;

(4)	such Permitted Refinancing Indebtedness is not redeemable at the option of the holder thereof or mandatorily redeemable prior to the final maturity or redemption date of the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded; and

(5)	such Disqualified Stock is issued either by the Company or by the Restricted Subsidiary who is the issuer of the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means, when used with respect to the Securities of or within any series, the place or places where the principal of (and premium, if any) and interest, if any, on such Securities are payable as specified as contemplated by Sections 301 and 1002.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 307 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s preferred or preference stock, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all classes and series of preferred or preference stock.

“Programming Network Business” means (i) the programming businesses conducted by the Company and its Restricted Subsidiaries as of the date of initial issuance of the Securities of the applicable series and which collectively consist of the programming networks formerly known as AMC, IFC, Sundance Channel and WE tv and (ii) the other programming and related assets contributed to the Company pursuant to the Distribution Agreement.

“Purchase Date” has the meaning specified in Section 1108.

“Qualified Cash” means, of any Person, all cash and Cash Equivalents of such Person in deposit or securities accounts.

“Rating Agency” means (1) each of S&P and Moody’s and (2) if S&P or Moody’s ceases to rate the Securities of the applicable series for reasons outside the control of the Company, a “nationally recognized statistical rating organization,” within the meaning of Rule 15c-3-1(c)(vi)(F) under the Exchange Act, selected by the Company, which shall be substituted for S&P or Moody’s, as the case may be.

“Rating Category” means (1) with respect to S&P, any of the following categories, any of which may include a “+” or “–” at the end thereof: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories), (2) with respect to Moody’s, any of the following categories, any of which may include a “1,” “2” or “3” at the end thereof: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories), and (3) the equivalent of any such categories of S&P or Moody’s used by another Rating Agency, if applicable.

“Receivables and Related Assets” means:

(1)	accounts receivable, instruments, chattel paper, obligations, general intangibles, equipment and other similar assets, including interests in merchandise or goods, the sale or lease of which gives rise to the foregoing, related contractual rights, Guarantees, insurance proceeds, collections and other related assets;

(2)	equipment;

(3)	inventory; and

(4)	proceeds of all of the above.

“Redemption Date” , when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registered Securities” means any Security registered in the Security Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Registered Securities of or within any series means the date specified for that purpose as contemplated by Section 301.

“Repayment Date” means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment pursuant to this Indenture.

“Replacement Assets” means any combination of (i) non-current assets that shall be used or useful in a Permitted Business or (ii) all or substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business (including by means of a merger, consolidation or other business combination permitted under this Indenture) that shall become, on the date of acquisition thereof, a Restricted Subsidiary.

“Repurchase Offer” has the meaning specified in Section 1108.

“Reset Notice” has the meaning specified in Section 308(b).

“Responsible Officer” , when used with respect to the Trustee, means any Vice President, any assistant Vice President, any trust officer or assistant trust officer or any other officer within the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers or assigned by the Trustee to administer corporate trust matters and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Payment” means, with respect to any series of Securities:

(1)	any Stock Payment by the Company or a Restricted Subsidiary;

(2)

any direct or indirect payment by the Company or a Restricted Subsidiary to redeem, purchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate in right of payment to such Securities; provided, however, that any direct or indirect payment by the Company or a Restricted Subsidiary to redeem, purchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate in right of payment to such Securities shall not be a Restricted Payment if either (i) after giving effect thereto, the ratio of the Senior Indebtedness of the Company and its Restricted Subsidiaries to Annual Operating Cash Flow is less than or equal to 5.0 to 1.0 or (ii) such subordinate Indebtedness is redeemed, purchased, defeased or otherwise acquired or retired in exchange for, or out of, (x) the proceeds of a sale (within one year before or 180 days after such redemption, purchase, defeasance, acquisition or retirement) of Permitted Refinancing Indebtedness or Capital Stock of the Company or warrants, rights or options to acquire Capital Stock of the Company or (y) any source of funds other than the incurrence of Indebtedness (it being understood that the use of such funds to repay Indebtedness that is later reborrowed to redeem, purchase, defease or otherwise acquire or retire the subordinate Indebtedness shall be considered a source of funds other than the incurrence of Indebtedness);

(3)	any direct or indirect payment by the Company or a Restricted Subsidiary to redeem, purchase, defease or otherwise acquire or retire for value any Disqualified Stock at its mandatory redemption date or other maturity date if and to the extent that Indebtedness is incurred to finance such redemption, purchase, defeasance or other acquisition or retirement; or

(4)	any Restricted Investment.

Notwithstanding the foregoing, Restricted Payments shall not include (a) payments by any Restricted Subsidiary to the Company or any other Restricted Subsidiary or (b) any Permitted Investment or designation of a Restricted Subsidiary as an Unrestricted Subsidiary permitted under Section 1012.

“Restricted Subsidiary” means any Subsidiary, whether existing on the date of this Indenture or created subsequent hereto, designated from time to time by the Company as a “Restricted Subsidiary” (the initial Restricted Subsidiaries designated by the Company being set forth on Exhibit A-1 and Exhibit A-2); provided, however, that no Subsidiary that is not a Securitization Subsidiary can be or remain so designated unless (a) over 50% of each of the total equity interest and the voting control of such Subsidiary is owned, directly or indirectly, by the Company or another Restricted Subsidiary and (b) such Subsidiary is not restricted, pursuant to the terms of any loan agreement, note, indenture or other evidence of indebtedness, from:

i.	paying dividends or making any distribution on such Subsidiary’s Capital Stock or other equity securities or paying any Indebtedness owed to the Company or to any Restricted Subsidiary;

ii.	making any loans or advances to the Company or any Restricted Subsidiary; or

iii.	transferring any of its properties or assets to the Company or any Restricted Subsidiary,

(it being understood that a financial covenant any of the components of which are directly impacted by the taking of the action (e.g., the payment of a dividend) itself (such as a minimum net worth test) would be deemed to be a restriction on the foregoing actions, while a financial covenant none of the components of which is directly impacted by the taking of the action (e.g., the payment of a dividend) itself (such as a debt to cash flow test) would not be deemed to be a restriction on the foregoing actions); and provided further that the Company may, from time to time, redesignate any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 1012.

“RMH GE Entity” means each of RMH GE Holdings I, Inc., a Delaware corporation, AMC/Sundance Channel Global Networks LLC, a Delaware limited liability company, Sundance Channel Asia, LLC, a Delaware limited liability company and WE tv Asia LLC, a Delaware limited liability company.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and its successors.

“Security” and “Securities” have the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture; provided, however, that if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to this Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Subsidiary” means a Restricted Subsidiary that is established for the limited purpose of acquiring and financing Receivables and Related Assets and engaging in activities ancillary thereto; provided that (a) no portion of the Indebtedness of a Securitization Subsidiary is Guaranteed by or is recourse to the Company or any other Restricted Subsidiary (other than recourse for customary representations, warranties, covenants and indemnities, none of which relates to the collectability of the Receivables and Related Assets) and (b) none of the Company or any other Restricted Subsidiary has any obligation to maintain or preserve such Securitization Subsidiary’s financial condition.

“Senior Indebtedness” means, with respect to any Person, all principal of (premium, if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person, whether or not a claim for post filing interest is allowed in such proceedings) with respect to all Indebtedness of such Person; provided that Senior Indebtedness shall not include:

(a) any Indebtedness of such Person that, by its terms or the terms of the instrument creating or evidencing such Indebtedness, is expressly subordinate in right of payment to the Securities of the applicable series;

(b) any Guarantee of Indebtedness of any subsidiary of such Person if recourse against such Guarantee is limited to the Capital Stock or other equity interests of such subsidiary;

(c) any obligation of such Person to any subsidiary of such Person or, in the case of a Restricted Subsidiary, to the Company or any other Subsidiary; or

(d) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) that is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date of initial issuance of Securities of the applicable series.

“Special Record Date” means a date fixed by the Trustee for the payment of any Defaulted Interest pursuant to Section 308.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable, as such date may be extended pursuant to the provisions of Section 309.

“Stock Payment” means, with respect to any Person, the payment or declaration of any dividend, either in cash or in property (except dividends payable in Common Stock or common shares of Capital Stock of such Person), or the making by such Person of any other distribution, on account of any shares of any class of its Capital Stock, now or hereafter outstanding, or the redemption, purchase, retirement or other acquisition or retirement for value by such Person, directly or indirectly, of any shares of any class of its Capital Stock, now or hereafter outstanding, other than the redemption, purchase, defeasance or other acquisition or retirement for value of any Disqualified Stock at its mandatory redemption date or other maturity date.

“Subsequent Interest Period” has the meaning specified in Section 308(b).

“subsidiary” means, as to a particular parent entity at any time, any entity of which more than 50% of the outstanding Voting Stock or other equity interest entitled ordinarily to vote in the election of the directors or other governing body (however designated) of such entity is at the time beneficially owned or controlled, or the management of which is otherwise controlled, directly or indirectly by such parent corporation, by one or more such entities or by such parent corporation and one or more such entities.

“Subsidiary” means any subsidiary of the Company.

“Suspended Covenants” has the meaning specified in Section 1016.

“Transactions” means the transactions contemplated by (i) the Distribution Transaction, (ii) the Credit Agreement, (iii) the offering of $700 million in aggregate principal amount of the Company’s 7.75% Senior Notes due 2021, and (iv) the offering of $600 million in aggregate principal amount of the Company’s 4.75% Senior Notes due 2022.

“Trust Indenture Act” or means the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this Indenture was executed, except as provided in Section 905; provided, however, that, in the event that the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

“UCC” has the meaning given to such term in the Collateral Documents.

“United States” means, unless otherwise specified with respect to any Securities pursuant to Section 301, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“United States person” means, unless otherwise specified with respect to any Securities pursuant to Section 301, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

“Unrestricted Subsidiary” means any Subsidiary that is not a Restricted Subsidiary.

“Valuation Date” has the meaning specified in Section 313(c).

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” means any Capital Stock having voting power under ordinary circumstances to vote in the election of the directors of a corporation (irrespective of whether or not at that time the stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Yield to Maturity” means the yield to maturity, computed at the time of issuance of a Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.

Section 102. Other Definitions.

Term	Defined in Section
“Act”	105
“Bankruptcy Law”	501
“Change of Control Offer”	1015
“Change of Control Payment”	1015
“Change of Control Payment Date”	1015
“Component Currency”	313
“Custodian”	501
“Defaulted Interest”	308
“Incorporated Provision”	108
“Security Register”	306
“Security Registrar”	306
“Specified Amount”	313
“successor”	801

Section 103. Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion (other than the certificates required by Section 1019) with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

Section 104. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 105. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Guarantors or all of them. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Trust Indenture Act Section 315) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient, including by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Securities shall be proved by the Security Register.

(d) If the Company shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 106. Notices, Etc. to Trustee, Company and Guarantors.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder, the agents under the Credit Agreement, the Company or any of the Guarantors shall be sufficient for every purpose hereunder if made, given, furnished or delivered, in writing (which may be delivered via electronic mail or by facsimile), to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Services; or

(2) the Company or the Guarantors, as applicable, by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered, in writing, to the Company or the Guarantors, as applicable, addressed to them c/o AMC Networks Inc., 11 Penn Plaza, New York, New York 10001, Attention: James G. Gallagher, Secretary, or at any other address previously furnished in writing to the Trustee by the Company.

Section 107. Notice to Holders; Waiver.

Where this Indenture provides for notice of any event to Holders of Registered Securities by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities given as provided. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in writing and in the English language.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 108. Conflict of Any Provision of Indenture with Trust Indenture Act.

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Sections 310 to 318, inclusive, or conflicts with any provision (an “Incorporated Provision”) required by or deemed to be included in this Indenture by operation of such Trust Indenture Act Sections, such imposed duties or Incorporated Provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 109. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 110. Successors and Assigns.

All covenants and agreements in this Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

Section 111. Separability Clause.

In case any provision in this Indenture or in any Security or any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 112. Benefits of Indenture.

Nothing in this Indenture or in the Securities or the Note Guarantees, express or implied, shall give to any Person (other than the parties hereto, any Authenticating Agent, any Paying Agent, any Security Registrar, and their successors hereunder and the Holders of Securities) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 113. Governing Law; Waiver of Jury Trial.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

EACH OF THE COMPANY, EACH GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 114. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, sinking fund payment date or Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of any Security other than a provision in the Securities of any series that specifically states that such provision shall apply in lieu of this Section), payment of principal (or premium, if any) or interest, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date or sinking fund payment date, or at the Stated Maturity or Maturity, as applicable; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

Section 115. No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company or the Guarantors shall not have any liability for any obligations of the Company or the Guarantors under the Securities, the Note Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting any of the Securities waives and releases all such liability.

Section 116. U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 117. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, to the extent beyond its control, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities or communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to prevent such events from occurring and resume performance as soon as practicable under the circumstances.

ARTICLE TWO

SECURITY FORMS

Section 201. Forms Generally.

The Registered Securities, if any, of each series and the Note Guarantees, if any, to be endorsed thereon shall be in substantially the forms as shall be established by or pursuant to a Board Resolution of the Company or, in the case of the Note Guarantees, the Guarantors or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the forms of Securities of any series are established by action taken pursuant to a Board Resolution of the Company or, in the case of the Note Guarantees, the Guarantors, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company or such Guarantors, as applicable, and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

The Trustee’s certificate of authentication on all Securities shall be in substantially the form set forth in this Article.

The definitive Securities and Note Guarantees, if any, shall be printed, lithographed or engraved or may be produced in any other manner, all as determined by the officers of the Company or the Guarantors, as the case may be, executing such Securities, as evidenced by their execution of such Securities or Note Guarantees.

The failure by a Guarantor to execute a Note Guarantee shall not affect such Guarantor’s obligations hereunder or in connection herewith.

Section 202. Form of Trustee’s Certificate of Authentication.

Subject to Section 612, the Trustee’s certificate of authentication shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By
Authorized Signatory

Dated:

Section 203. Securities Issuable in Global Form.

If Securities of or within a series are issuable in global form, as specified as contemplated by Section 301, then, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon written instructions given by such Person or Persons as shall be specified therein or in the Company

Order to be delivered to the Trustee pursuant to Section 303 or Section 305. Subject to the provisions of Section 303 and, if applicable, Section 305, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon written instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or Section 305 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 103 and need not be accompanied by an Opinion of Counsel.

The provisions of the last sentence of Section 303 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 103 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.

Notwithstanding the provisions of Section 308, unless otherwise specified as contemplated by Section 301, payment of principal of (and premium, if any) and interest, if any, on any Security in permanent global form shall be made to the Person or Persons specified therein.

Notwithstanding the provisions of Section 310 and except as provided in the preceding paragraph, the Company, the Guarantors (if Note Guarantees are issued) and the Trustee and any agent of the Company, the Guarantors (if Note Guarantees are issued) and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent Global Security the Holder of such permanent Global Security in registered form.

Section 204. Form of Legend for Book-Entry Securities.

Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a restricted Security) in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK 10041) TO THE ISSUER OR ITS AGENT FOR

REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND SUCH CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ARTICLE THREE

THE SECURITIES

Section 301. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in one or more Board Resolutions of the Company or pursuant to authority granted by one or more Board Resolutions of the Company and, subject to Section 303, set forth in, or determined in the manner provided in, an Officers’ Certificate of the Company, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses (1), (2) and (17) below), if so provided, may be determined from time to time by the Company with respect to unissued Securities of the series and set forth in such Securities of the series when issued from time to time):

(1) the title and ranking of the Securities of the series (which shall distinguish the Securities of the series from all other series of Securities);

(2) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 305, 306, 307, 906, 1107 or 1405);

(3) the Person to whom any interest on the Securities of any series is payable if other than the Person in whose name the Securities of such series are registered on the Regular Record Date;

(4) the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of the Securities of the series is payable;

(5) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months;

(6) the place or places, if any, other than or in addition to the Corporate Trust Office, where the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable, where any Registered Securities of the series may be surrendered for registration of transfer, where Securities of the series may be surrendered for exchange, where Securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable and, if different than the location specified in Section 107, the place or places where notices or demands to or upon the Company or, if applicable, the Guarantors in respect of the Securities of the series and this Indenture may be served;

(7) the period or periods within which, the events upon the occurrence of which, the price or prices at which, the Currency in which, and other terms and conditions upon which Securities of the series may be redeemed or purchased, in whole or in part, at the option of the Company, if the Company is to have that option;

(8) the obligation, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, the Currency in which, and other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(9) if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denomination or denominations in which any Securities of the series shall be issuable;

(10) whether the amount of payments of principal of (or premium, if any) or interest, if any, on the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

(11) if other than Dollars, the Currency in which payment of the principal of (or premium, if any) or interest, if any, on the Securities of the series shall be payable or in which the Securities of the series shall be denominated and the particular provisions applicable thereto in accordance with, in addition to or in lieu of any of the provisions of Section 313 and, if other than New York law, the applicable law, solely, for determination of Currency issues or Currency unit issues;

(12) whether the principal of (or premium, if any) or interest, if any, on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a Currency other than that in which such Securities are denominated or stated to be payable, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Securities are denominated or stated to be payable and the Currency in which such Securities are to be so payable, in each case in accordance with, in addition to or in lieu of any of the provisions of Section 313;

(13) if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or the method by which such portion shall be determined;

(14) if the principal amount of the Securities of the series payable at the Maturity thereof is not determinable as of any date prior to such Maturity, the amount which shall be deemed to be the Outstanding principal amount of the Securities of such series;

(15) any change in the applicability of Sections 1502 and/or 1503 to the Securities of the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article Fifteen that shall be applicable to the Securities of the series;

(16) [Reserved];

(17) any change in the applicability of the Events of Default with respect to Securities of the series, whether or not such Events of Default are consistent with the Events of Default set forth herein;

(18) any deletions from, modifications of or additions to the covenants (including any deletions from, modifications of or additions to Section 1020) of the Company or, if applicable, the Guarantors with respect to Securities of the series, whether or not such covenants are consistent with the covenants set forth herein;

(19) if the Securities of the series are to be secured;

(20) if Securities of the series are not to be guaranteed by any of the Guarantors and any modification of the terms of the Note Guarantees as set forth in Article Twelve;

(21) the specific terms of the depositary arrangement with respect to any portion of a series of Securities to be represented by a Global Security pursuant to Section 304; and

(22) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the series (which terms shall not be inconsistent with the requirements of the Trust Indenture Act or the provisions of this Indenture).

All Securities of any one series shall be substantially identical except, in the case of Registered Securities, as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 303) and set forth in such Officers’ Certificate or in any such indenture supplemental hereto. Not all Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

If any of the terms of the series are established by action taken pursuant to one or more Board Resolutions of the Company, such Board Resolutions of the Company shall be delivered to the Trustee at or prior to the delivery of the Officers’ Certificate of the Company setting forth the terms of the series.

Section 302. Denominations.

The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 301. With respect to Securities of any series denominated in Dollars, in the absence of any such provisions, the Securities of such series, other than Securities issued in global form (which may be of any denomination), shall be issuable in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Section 303. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by any one of the following: its Chairman, Chief Executive Officer, one of its Vice Chairmen, its President or one of its Vice Presidents, and attested by one of its Vice Presidents or its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company and (if Securities of such series were specified as contemplated by Section 301 to be guaranteed by any Guarantor) having endorsed thereon Note Guarantees duly executed by any such Guarantor, as applicable, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Securities. If not all the Securities of any series are to be issued at one time and if the Board Resolution of the Company or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining terms of particular Securities of such series such as interest rate, Stated Maturity, date of issuance and date from which interest shall accrue.

In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and (subject to Trust Indenture Act Sections 315(a) through 315(d)) shall be fully protected in conclusively relying upon, an Opinion of Counsel stating:

(a) that the form or forms of such Securities and any such Note Guarantees to be endorsed thereon have been established in conformity with the provisions of this Indenture;

(b) that the terms of such Securities have been established in conformity with the provisions of this Indenture;

(c) that such Securities, together with any Note Guarantees endorsed thereon, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and made available for delivery by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the legal, valid and binding obligations of the Company and each Guarantor, respectively, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities;

(d) that all laws and requirements in respect of the execution and delivery by the Company and the Guarantors, as applicable, of such Securities, Note Guarantees and the supplemental indentures, if any, have been complied with and that authentication and delivery of such Securities and the execution and delivery of the supplemental indenture, if any, by the Trustee will not violate the terms of this Indenture;

(e) that the Company has the corporate power to issue such Securities, and has duly taken all necessary corporate action with respect to such issuance;

(f) that the Guarantors have the corporate power to issue such Note Guarantees, and have taken all necessary corporate action with respect to such issuance; and

(g) that the issuance of such Securities and Note Guarantees will not contravene the articles of incorporation or by-laws of the Company or the Guarantors, as applicable, or result in any violation of any of the terms or provisions of any law or regulation or of any indenture, mortgage or other agreement known to such counsel by which the Company or the Guarantors, as applicable, are bound.

Notwithstanding the provisions of Section 301 and of the preceding two paragraphs, if not all the Securities of any series are to be issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to the preceding two paragraphs prior to or at the time of issuance of each Security, but such documents shall be delivered prior to or at the time of issuance of the first Security of such series.

The Trustee shall not be required to authenticate and make available for delivery any such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Each Registered Security shall be dated the date of its authentication.

No Security or Note Guarantee shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of one of its duly authorized signatories, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. The delivery of any Security by the Trustee after the authentication thereof shall constitute due delivery of any Note Guarantee endorsed thereon on behalf of the Guarantors. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 311 together with a written statement (which need not comply with Section 103 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 304. Book-Entry Securities.

(a) The Securities of a series may be issuable in whole or in part in the form of one or more Global Securities (“Book-Entry Securities”) deposited with, or on behalf of, a Depositary (the “Depositary”). In the case of Book-Entry Securities, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of Outstanding Securities of the series to be represented by such Global Security or Global Securities. Unless otherwise provided as contemplated by Section 301, the additional provisions set forth in this Section 304 shall apply to Book-Entry Securities.

(b) Book-Entry Securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary’s nominee, for credit to the respective accounts of institutions that have accounts with the Depositary or its nominee (“Participants”); provided that Book-Entry Securities purchased by persons outside the United States may be credited to or through accounts maintained at the Depositary by or on behalf of Euroclear or Clearstream. The accounts to be credited will be designated by the underwriters or agents of such Securities or, if such Securities are offered and sold directly by the Company, by the Company. Ownership of beneficial interests in Book-Entry Securities will be limited to Persons that may hold interests through Participants and will be shown on records maintained by the Depositary or its nominee for such Book-Entry Security.

Participants shall have no rights under this Indenture or any indenture supplemental hereto with respect to any Book-Entry Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Book-Entry Security, and the Depositary may be treated by the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee as the absolute owner of the Book-Entry Security for all purposes whatsoever. Notwithstanding the foregoing, nothing in this Indenture or any such indenture supplemental shall prevent the Company, any Guarantor, the Trustee or any agent of the Company, any Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its

Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c) Transfers of Book-Entry Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of Beneficial Owners in Book-Entry Securities may be transferred or exchanged for Securities registered in non-global form only if (1) such Depositary has notified the Company that it is unwilling, unable or no longer qualified to continue as depositary for the Global Security issued in connection with such Book-Entry Securities and the Company does not appoint another institution to act as depositary within 60 days, (2) the Company notifies the trustee that the Company wishes to terminate such Global Security or (3) there shall have occurred and be continuing an Event of Default with respect to such Book-Entry Securities.

(d) In connection with the transfer of Book-Entry Securities pursuant to paragraph (c) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct. To the extent the Trustee is required to act in connection with any such transfer or exchange, the Trustee may rely upon a Company Order.

(e) The Holder of any Book-Entry Security may grant proxies and otherwise authorize any person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under the applicable Indenture or the Securities.

Section 305. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are typewritten, printed, lithographed, engraved or otherwise produced by any combination of these methods, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and, if applicable, having endorsed thereon Note Guarantees duly executed by the Guarantors, as applicable, substantially of the tenor of the definitive Note Guarantees, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities or Note Guarantees may determine, as evidenced by their execution of such Securities or Note Guarantees, as the case may be. Such temporary Securities may be in global form.

Except in the case of temporary Securities in global form that are not issued as Book-Entry Securities as provided in Section 304 (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations having, if applicable, endorsed thereon Note Guarantees duly executed by the Guarantors, as applicable. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

If temporary Securities of any series are issued in global form (other than Securities issued as Book-Entry Securities as provided in Section 304), any such temporary Global Security shall, unless otherwise provided therein, be delivered to the London office of a depositary or common depositary (the “Common Depositary”), for the benefit of Euroclear and Clearstream, for credit to the respective accounts of the Beneficial Owners of such Securities (or to such other accounts as they may direct).

Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary Global Security that is not issued as a Book-Entry Security as provided in Section 304 (the “Exchange Date”), the Company shall deliver to the Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such temporary Global Security and, if applicable, having endorsed thereon Note Guarantees duly executed by the Guarantors, as applicable, executed by the Company. On or after the Exchange Date such temporary Global Security shall be surrendered by the Common Depositary to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary Global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary Global Security to be exchanged and, if applicable, having endorsed thereon Note Guarantees duly executed by the Guarantors, as applicable. The definitive Securities to be delivered in exchange for any such temporary Global Security shall be in registered form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 301, and, if any combination thereof is so specified, as requested by the Beneficial Owner thereof; provided, however, that, unless otherwise specified in such temporary Global Security, upon such presentation by the Common Depositary, such temporary Global Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary Global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by Clearstream as to the portion of such temporary Global Security held for its account then to be exchanged, each in the form set forth in Exhibit B-2 to this Indenture (or in such other form as may be established pursuant to Section 301).

Unless otherwise specified in such temporary Global Security that is not issued as a Book-Entry Security as provided in Section 304, the interest of a Beneficial Owner of Securities of a series in a temporary Global Security shall be exchanged for definitive Securities of the same series and of like tenor and, if applicable, having endorsed thereon Note Guarantees duly executed by the Guarantors, as applicable, following the Exchange Date when the account holder instructs Euroclear or Clearstream, as the case may be, to request such exchange on his behalf and delivers to Euroclear or Clearstream, as the case may be, a certificate in the form set forth in Exhibit B-1 to this Indenture (or in such other form as may be established pursuant to Section 301), dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euroclear and Clearstream, the Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent. Unless otherwise specified in such temporary Global Security, any such exchange shall be made free of charge to the Beneficial Owners of such temporary Global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Securities in person at the offices of Euroclear or Clearstream.

Until exchanged in full as hereinabove provided, the temporary Securities of any series, including temporary Global Securities (whether or not issued as Book-Entry Securities as provided in Section 304), shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 301, interest payable on a temporary Global Security (other than Securities issued as Book-Entry Securities as provided in Section 304) on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and Clearstream on such Interest Payment Date upon delivery by Euroclear and Clearstream to the Trustee of a certificate or certificates in the form set forth in Exhibit B-2 to this Indenture (or in such other form as may be established pursuant to Section 301), for credit without further interest thereon on or after such Interest Payment Date to the respective accounts of the Persons who are the Beneficial Owners of such temporary Global Security on such Interest Payment Date and who have each delivered to Euroclear or Clearstream, as the case may be, a certificate dated no earlier than 15 days prior to the Interest Payment Date occurring prior to such Exchange Date in the form set forth in Exhibit B-1 to this Indenture (or in such other form as may be established pursuant to Section 301). Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding two paragraphs of this Section and of the third paragraph of Section 303 of this Indenture and the interests of the Persons who are the Beneficial Owners of the temporary Global Security with respect to which such certification was made will be exchanged for definitive Securities of the same series and of like tenor and, if applicable, having endorsed thereon Note Guarantees duly executed by the Guarantors, as applicable, on the Exchange Date or the date of certification if such date occurs after the Exchange Date, without further act or deed by such Beneficial Owners. Except as otherwise provided in this paragraph, no payments of principal (or premium, if any) or interest, if any, owing with respect to a beneficial interest in a temporary Global Security will be made unless and until such interest in such temporary Global Security shall have been exchanged for an interest in a definitive Security. Any interest so received by Euroclear and Clearstream and not paid as herein provided shall be returned to the Trustee immediately prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company in accordance with Section 1003.

Section 306. Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office a register for each series of Securities (the registers maintained in such office of the Trustee and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Trustee is hereby initially appointed “Security Registrar” for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided.

Except as otherwise described in this Article, upon surrender for registration of transfer of any Registered Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, in each case, of any authorized denominations and of a like aggregate principal amount and, if applicable, having endorsed thereon Note Guarantees duly executed by the Guarantors, as applicable.

At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount and, if applicable, having endorsed thereon Note Guarantees duly executed by the Guarantors, as applicable, upon surrender of the Registered Securities to be exchanged at such office or agency. Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Registered Securities which the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any permanent Global Security (other than Securities issued as Book-Entry Securities as provided in Section 304) shall be exchangeable only as provided in this paragraph. If any Beneficial Owner of an interest in a permanent Global Security is entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 301 and provided that any applicable notice provided in the permanent Global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall deliver to the Trustee definitive Securities in aggregate principal amount equal to the principal amount of such Beneficial Owner’s interest in such permanent Global Security, executed by the Company and, if applicable, having endorsed thereon Note Guarantees duly executed by the Guarantors, as applicable. On or after the earliest date on which such interests may be so exchanged, such permanent Global Security shall be surrendered by the Common Depositary or such other depositary as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such permanent Global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent Global Security to be exchanged which shall be in the form of Registered Securities and, if applicable, having endorsed thereon Note Guarantees duly executed by the Guarantors, as applicable; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending on the relevant Redemption Date if the Security for which exchange is requested may be among those selected for redemption. If a Registered Security is issued in exchange for any portion of a permanent Global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent Global Security is payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the Guarantors, as applicable, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to pay all documentary, stamp, similar issue or transfer taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 305, 906, 1107 or 1405 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of that series under Section 1103 or 1303 and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

Section 307. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee together with, in proper cases, such security or indemnity as may be required by the Company or the Trustee to save each of them and any agent of either of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously Outstanding, and, if applicable, having endorsed thereon Note Guarantees duly executed by the Guarantors, as applicable, or, in case any such mutilated Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

If there shall be delivered to the Company, the Guarantors (if related Note Guarantees are issued) and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company, the Guarantors or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount, and, if applicable, having endorsed thereon Note Guarantees duly executed by the Guarantors, as applicable and bearing a number not contemporaneously outstanding.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, including any reasonable attorneys’ fees and expenses) connected therewith.

Every new Security of any series, with any Note Guarantees endorsed thereon duly executed by the Guarantors, as applicable, issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and, if applicable, the Guarantors, as applicable, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and any Note Guarantees endorsed thereon, duly issued hereunder.

The provisions of this Section 307 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 308. Payment of Interest; Interest Rights Preserved; Optional Interest Reset.

(a) Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest, if any, on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest, if any, on any Registered Security may at the Company’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 310, to the address of such Person as it appears on the Security Register or (ii) transfer to an account located in the United States maintained by the payee.

Unless otherwise provided as contemplated by Section 301, every permanent Global Security (other than Book-Entry Securities issued as provided in Section 304) will provide that interest, if any, payable on any Interest Payment Date will be paid to each of Euroclear and Clearstream with respect to that portion of such permanent Global Security held for its account by the Common Depositary, for the purpose of permitting each of Euroclear and Clearstream to credit the interest, if any, received by it in respect of such permanent Global Security to the accounts of the Beneficial Owners thereof.

Any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such defaulted interest and, if applicable, interest on such defaulted interest (to the extent lawful) at the rate specified in the Securities of such series (such defaulted interest and, if applicable, interest thereon herein collectively called “Defaulted Interest”) may be paid by the Company, at its election in each case, as provided in Subsection (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 313(b), 313(d) and 313(e)) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided in Section 107, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose name the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Subsection (2).

(2) The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(b) The provisions of this Section 308(b) may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section 301). The interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) on any Security of such series may be reset by the Company on the date or dates specified on the face of such Security (each an “Optional Reset Date”). The Company may exercise such option with respect to such Security by notifying the Trustee in writing of such exercise at least 50 but not more than 60 days prior to an Optional Reset Date for such Security, which such notice shall contain such information as may be required by the Trustee to transmit the Reset Notice (as hereinafter defined). Not later than 40 days prior to each Optional Reset Date, the Trustee shall transmit, in the manner provided for in Section 107, to the Holder of any such Security a notice (the “Reset Notice”) indicating whether the Company has elected to reset the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable), and if so (i) such new interest rate

(or such new spread or spread multiplier, if applicable) and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or if there is no such next Optional Reset Date, to the Stated Maturity of such Security (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Subsequent Interest Period.

Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Company may, at its option, revoke the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) provided for in the Reset Notice and establish an interest rate (or a spread or spread multiplier used to calculate such interest rate, if applicable) that is higher than the interest rate (or the spread or spread multiplier, if applicable) provided for in the Reset Notice, for the Subsequent Interest Period by causing the Trustee to transmit, in the manner provided for in Section 107, notice of such higher interest rate (or such higher spread or spread multiplier, if applicable) to the Holder of such Security. Such notice shall be irrevocable. All Securities with respect to which the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) is reset on an Optional Reset Date, and with respect to which the Holders of such Securities have not tendered such Securities for repayment (or have validly revoked any such tender) pursuant to the next succeeding paragraph, will bear such higher interest rate (or such higher spread or spread multiplier, if applicable).

The Holder of any such Security will have the Option to Elect Repayment by the Company of the principal of such Security on each Optional Reset Date at a price equal to the principal amount thereof plus interest accrued to such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth in Article Fourteen for repayment at the option of Holders except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered any Security for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender or repayment until the close of business on the tenth day before such Optional Reset Date.

Subject to the foregoing provisions of this Section and Section 306, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 309. Optional Extension of Stated Maturity.

The provisions of this Section 309 may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section 301). The Stated Maturity of any Security of such series may be extended at the option of the Company for the period or periods specified on the face of such Security (each an “Extension Period”) up to but not beyond the date set forth on the face of such Security. The Company may exercise such option with respect to any Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to the Stated Maturity of such Security in effect prior to the exercise of such option (the “Original Stated Maturity”). If the Company exercises such option, the Trustee shall transmit, in the manner provided for in

Section 107, to the Holder of such Security not later than 40 days prior to the Original Stated Maturity a notice (the “Extension Notice”) indicating (i) the election of the Company to extend the Stated Maturity, (ii) the new Stated Maturity, (iii) the interest rate, if any, applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period. Upon the Trustee’s transmittal of the Extension Notice, the Stated Maturity of such Security shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, such Security will have the same terms as prior to the transmittal of such Extension Notice.

Notwithstanding the foregoing, not later than 20 days before the Original Stated Maturity of such Security, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to transmit, in the manner provided for in Section 107, notice of such higher interest rate to the Holder of such Security. Such notice shall be irrevocable. All Securities with respect to which the Stated Maturity is extended will bear such higher interest rate.

If the Company extends the Maturity of any Security, the Holder will have the Option to Elect Repayment of such Security by the Company on the Original Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order to obtain repayment on the Original Stated Maturity once the Company has extended the Maturity thereof, the Holder must follow the procedures set forth in Article Fourteen for repayment at the option of Holders, except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that, if the Holder has tendered any Security for repayment pursuant to an Extension Notice, the Holder may by written notice to the Trustee revoke such tender for repayment until the close of business on the tenth day before the Original Stated Maturity.

Section 310. Persons Deemed Owners.

Prior to due presentment of a Registered Security for registration of transfer, the Company, the Guarantors (if any Note Guarantee is endorsed on such Registered Security), the Trustee and any agent of the Company, the Guarantors (if any Note Guarantee is endorsed on such Registered Security) or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 306 and 308) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Guarantors (if any Note Guarantee is endorsed on such Registered Security), the Trustee or any agent of the Company, the Guarantors (if any Note Guarantee is endorsed on such Registered Security) or the Trustee shall be affected by notice to the contrary.

None of the Company, the Guarantors, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of Beneficial Ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such Beneficial Ownership interests.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Guarantors, the Trustee, or any agent of the Company, the Guarantors or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such Global Security or impair, as between such depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such Global Security.

Section 311. Cancellation.

All Securities surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any current or future sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered to the Trustee shall be promptly cancelled by it. The Company or the Guarantors may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or the Guarantors may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company or the Guarantors shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures, unless by Company Order the Company shall direct that cancelled Securities be returned to it.

Section 312. Computation of Interest.

Except as otherwise specified as contemplated by Section 301 with respect to any Securities, interest, if any, on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 313. Currency and Manner of Payments in Respect of Securities.

(a) With respect to Registered Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, payment of the principal of (and premium, if any) and interest, if any, on any Registered Security of such series will be made in the Currency in which such Registered Security is payable. The provisions of this Section 313 may be modified or superseded with respect to any Securities pursuant to Section 301.

(b) It may be provided pursuant to Section 301 with respect to Registered Securities of any series that Holders shall have the option, subject to paragraphs (d) and (e) below, to receive payments of principal of (or premium, if any) or interest, if any, on such Registered Securities in any of the Currencies which may be designated for such election by delivering to the Trustee a written election with signature guarantees and in the applicable form established pursuant to Section 301, not later than the close of business on the Election Date immediately preceding the applicable payment date. If a Holder so elects to receive such payments in any such Currency, such election will remain in effect for such Holder or any transferee of such Holder until changed by such Holder or such transferee by written notice to the Trustee (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change of election may be made with respect to payments to be made on any Registered Security of such series with respect to which an Event of Default has occurred or with respect to which the Company has deposited funds pursuant to Article Four or Fifteen or with respect to which a notice of redemption has been given by the Company or a notice of Option to Elect Repayment has been sent by such Holder or such transferee). Any Holder of any such Registered Security who shall not have delivered any such election to the Trustee not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant Currency as provided in Section 313(a). The Trustee shall notify the Exchange Rate Agent as soon as practicable after the Election Date of the aggregate principal amount of Registered Securities for which Holders have made such written election.

(c) Unless otherwise specified pursuant to Section 301, if the election referred to in paragraph (b) above has been provided for pursuant to Section 301, then, unless otherwise specified pursuant to Section 301, not later than the fourth Business Day after the Election Date for each payment date for Registered Securities of any series, the Exchange Rate Agent will deliver to the Company a written notice specifying, in the Currency in which Registered Securities of such series are payable, the respective aggregate amounts of principal of (and premium, if any) and interest, if any, on the Registered Securities to be paid on such payment date, specifying the amounts in such Currency so payable in respect of the Registered Securities as to which the Holders of Registered Securities of such series shall have elected to be paid in another Currency as provided in paragraph (b) above. If the election referred to in paragraph (b) above has been provided for pursuant to Section 301 and if at least one Holder has made such election, then, unless otherwise specified pursuant to Section 301, on the second Business Day preceding such payment date the Company will deliver to the Trustee for such series of Registered Securities an Exchange Rate Officers’ Certificate in respect of the Dollar or Foreign Currency payments to be made on such payment date. Unless otherwise specified pursuant to Section 301, the Dollar or Foreign Currency amount receivable by Holders of Registered Securities who have elected payment in a Currency as provided in paragraph (b) above shall be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the third Business Day (the “Valuation Date”) immediately preceding each payment date, and such determination shall be conclusive and binding for all purposes, absent manifest error.

(d) If a Conversion Event occurs with respect to a Foreign Currency in which any of the Securities are denominated or payable other than pursuant to an election provided for pursuant to paragraph (b) above or pursuant to the terms of Section 301, then with respect to each date for the payment of principal of (and premium, if any) and interest, if any, on the applicable Securities denominated or payable in such Foreign Currency occurring after the last date on which such Foreign Currency was used (the “Conversion Date”), the Dollar shall be the Currency of payment for use on each such payment date. Unless otherwise specified pursuant to

Section 301, the Dollar amount to be paid by the Company to the Trustee and by the Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be, in the case of a Foreign Currency other than a currency unit, the Dollar Equivalent of the Foreign Currency or, in the case of a currency unit, the Dollar Equivalent of the Currency Unit, in each case as determined by the Exchange Rate Agent in the manner provided in paragraph (f) or (g) below.

(e) Unless otherwise specified pursuant to Section 301, if the Holder of a Registered Security denominated in any Currency shall have elected to be paid in another Currency as provided in paragraph (b) above, and a Conversion Event occurs with respect to such elected Currency, such Holder shall receive payment in the Currency in which payment would have been made in the absence of such election; and if a Conversion Event occurs with respect to the Currency in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in paragraph (d) above or as otherwise provided pursuant to Section 301.

(f) The “Dollar Equivalent of the Foreign Currency” shall be determined by the Exchange Rate Agent and shall be obtained for each subsequent payment date by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

(g) The “Dollar Equivalent of the Currency Unit” shall be determined as specified pursuant to Section 301. “Election Date” shall mean the date for any series of Registered Securities as specified pursuant to clause (11) of Section 301 by which the written election referred to in paragraph (b) above may be made.

(h) A “Component Currency” shall mean any Currency which, on the Conversion Date, was a component currency of the relevant currency unit, including, but not limited to, the Euro.

(i) A “Specified Amount” of a Component Currency shall mean the number of units of such Component Currency or fractions thereof which were represented in the relevant currency unit, including, but not limited to, the Euro, on the Conversion Date. If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion. If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single Currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single Currency, and such amount shall thereafter be a Specified Amount and such single Currency shall thereafter be a Component Currency. If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by amounts of such two or more currencies, having an aggregate Dollar equivalent value at the Market Exchange Rate on the date of such replacement equal to the Dollar equivalent value of the Specified Amount of such former Component Currency at the Market Exchange Rate immediately before such division and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies.

If, after the Conversion Date of the relevant currency unit, including, but not limited to, the Euro, a Conversion Event (other than any event referred to above in this definition of “Specified Amount”) occurs with respect to any Component Currency of such currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the Currency Unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency.

All decisions and determinations of the Exchange Rate Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit, the Market Exchange Rate and changes in the Specified Amounts as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Guarantors, the Trustee and all Holders of such Securities denominated or payable in the relevant Currency. The Exchange Rate Agent shall promptly give written notice to the Company and the Trustee of any such decision or determination.

Except as otherwise provided pursuant to Section 301, in the event that the Company determines in good faith that a Conversion Event has occurred with respect to a Foreign Currency, the Company shall immediately give written notice thereof to the Trustee and to the Exchange Rate Agent (and the Trustee shall promptly thereafter give notice in the manner provided for in Section 107 to the affected Holders) specifying the Conversion Date. Except as otherwise provided pursuant to Section 301, in the event the Company so determines that a Conversion Event has occurred with respect to any currency unit in which Securities are denominated or payable, the Company shall immediately give written notice thereof to the Trustee and to the Exchange Rate Agent (and the Trustee shall promptly thereafter give notice in the manner provided for in Section 107 to the affected Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date. In the event the Company determines in good faith that any subsequent change in any Component Currency as set forth in the definition of Specified Amount above has occurred, the Company shall similarly give written notice to the Trustee and the Exchange Rate Agent.

The Trustee shall be fully justified and protected in conclusively relying and acting upon information received by it from the Company and the Exchange Rate Agent and shall not otherwise have any duty or obligation to determine the accuracy or validity of such information independent of the Company or the Exchange Rate Agent.

Section 314. Appointment and Resignation of Successor Exchange Rate Agent.

(a) Unless otherwise specified pursuant to Section 301, if and so long as the Securities of any series (i) are denominated in a Currency other than Dollars or (ii) may be payable in a Currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the Company shall maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent. The Company shall cause the Exchange Rate Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 301 for the purpose of determining the applicable rate of exchange and, if applicable, for the purpose of converting the issued Currency into the applicable payment Currency for the payment of principal (and premium, if any) and interest, if any, pursuant to Section 313.

(b) No resignation of the Exchange Rate Agent and no appointment of a successor Exchange Rate Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Exchange Rate Agent as evidenced by a written instrument delivered to the Company and the Trustee.

(c) If the Exchange Rate Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Exchange Rate Agent for any cause with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Exchange Rate Agent or Exchange Rate Agents with respect to the Securities of that or those series (it being understood that any such successor Exchange Rate Agent may be appointed with respect to the Securities of one or more or all of such series and that, unless otherwise specified pursuant to Section 301, at any time there shall only be one Exchange Rate Agent with respect to the Securities of any particular series that are originally issued by the Company on the same date and that are initially denominated and/or payable in the same Currency).

Section 315. ISIN and CUSIP Numbers.

The Company in issuing the Securities may use “ISIN” and “CUSIP” numbers (if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such “ISIN” and “CUSIP” numbers in addition to serial numbers in notices of repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Securities, and any such repurchase shall not be affected by any defect in or omission of such “ISIN” or “CUSIP” numbers. The Company shall promptly notify the Trustee in writing of any change in the “ISIN” or “CUSIP” numbers.

Section 316. No Securities in Bearer Form.

Notwithstanding any other provision in this Indenture, no Securities shall be issued in bearer form, other than any Global Securities in bearer form that are treated as obligations in registered form pursuant to Section 3 of Internal Revenue Service Notice 2012-20, 2012-13 I.R.B. 574 (Mar. 8, 2012).

ARTICLE FOUR

SATISFACTION AND DISCHARGE

Section 401. Satisfaction and Discharge of Indenture.

This Indenture shall, upon Company Request, cease to be of further effect with respect to any series of Securities and related Note Guarantees specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series expressly provided for herein or pursuant hereto) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when

(1) either

A. all Outstanding Securities of such series theretofore authenticated and delivered (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 307 and (ii) Securities of such series for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

B. all Outstanding Securities of such series not theretofore delivered to the Trustee for cancellation

(i)	have become due and payable, or

(ii)	will become due and payable within one year,

and the Company, in the case of paragraphs (i) or (ii) of subclause (B) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in the Currency in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606, and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Subsection (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.

Section 402. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the Note Guarantees and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee.

ARTICLE FIVE

REMEDIES

Section 501. Events of Default

An “Event of Default,” when used herein with respect to Securities of any series, occurs if:

(1) the Company defaults in the payment of interest on any Security of that series, when the same becomes due and payable and such default continues for a period of 30 days;

(2) the Company defaults in the payment of the principal of (or premium, if any, on) any Security of that series when the same becomes due and payable at Maturity, upon acceleration or otherwise;

(3) the Company defaults in the deposit of any sinking fund payment, when and as due by the terms of the Securities of that series and Article Thirteen;

(4) the Company or any Restricted Subsidiary fails to comply with any of its other agreements or covenants in, or provisions of, the Securities of that series or this Indenture, and the Default continues for the period and after the notice, if any, specified below;

(5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or one of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or one of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists or shall be created hereafter (but excluding any Indebtedness for the deferred purchase price of property or services owed to the Person providing such property or services as to which the Company or such Restricted Subsidiary is contesting its obligation to pay the same in good faith and by proper proceedings and for which the Company or such Restricted Subsidiary has established appropriate reserves), and (i) either (A) such event of default results from the failure to pay any such Indebtedness at final maturity or (B) as a result of such event of default the maturity of such Indebtedness has been accelerated prior to its expressed maturity and (ii) the principal amount of such Indebtedness equals $50.0 million or more or, together with the principal amount of any such Indebtedness in default for failure to pay principal at maturity or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(6) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment or (ii) such judgment remains undischarged and unbonded for a period (during which execution has not been effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $50.0 million;

(7) except as permitted by this Indenture, the Note Guarantee of any Subsidiary that is not an Insignificant Subsidiary Guaranteeing Securities of that series shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any such Guarantor, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm in writing its obligations under its Note Guarantee Guaranteeing Securities of that series;

(8) the Company, any Guarantor that is not an Insignificant Subsidiary or any Significant Subsidiary (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding;

(ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) admits in writing that it generally is unable to pay its debts as the same become due;

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company, any Guarantor that is not an Insignificant Subsidiary or any Significant Subsidiary (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), in an involuntary case or proceeding;

(ii) appoints a Custodian of the Company, any Guarantor that is not an Insignificant Subsidiary or any Significant Subsidiary (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) or for all or substantially all of the property of the Company, any Guarantor that is not an Insignificant Subsidiary or any Significant Subsidiary (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary); or

(iii) orders the liquidation of the Company, any Guarantor that is not an Insignificant Subsidiary or any Significant Subsidiary (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary);

and in each case the order or decree remains unstayed and in effect for 60 days; or

(10) any other Event of Default provided with respect to Securities of that series.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

A Default under Section 501(4) is not an Event of Default with respect to a series of Securities until the Trustee notifies the Company in writing, or the Holders of at least 25% in principal amount of the Securities of such series then Outstanding notify the Company and the Trustee in writing, of the Default, and the Company does not cure the Default within 60 days (30 days in the case of a Default under Section 801, 1003, 1014 or 1015) after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” Such notice to the Company shall be given by the Trustee if so requested in writing by the Holders of 25% of the principal amount of the Securities of such series then Outstanding.

Section 502. Acceleration of Maturity; Rescission.

If an Event of Default (other than an Event of Default specified in Section 501(8) or (9)) with respect to the Securities of a series then Outstanding occurs and is continuing, the Trustee or the Holders of at least 25% of the principal amount of the Outstanding Securities of such series, voting together as a single class, by written notice to the Company and the agents, if any, under the Credit Agreement (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare all unpaid principal of (or, if the Securities of such series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) and accrued interest on all the Outstanding Securities of such series to be due and payable, as specified below. Upon a declaration of acceleration with respect to Securities of any series (or of all series, as the case may be), such principal and accrued interest shall be due and payable 10 days after receipt by the Company of such written notice given hereunder. If an Event of Default specified in Section 501(8) or (9) occurs with respect to the Company, the amounts described above with respect to the Outstanding Securities of all series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the

Trustee or any Holder. Upon payment of such principal and interest, all of the Company’s obligations under the Securities of such series and this Indenture, other than obligations under Section 606, shall terminate.

The Holders of at least a majority in principal amount of the Outstanding Securities of any series (or of all series, as the case may be), by written notice to the Trustee, may rescind an acceleration and its consequences with respect to any such series if (i) all existing Events of Default, other than the non-payment of principal of (or premium, if any) or interest on the Outstanding Securities of such series (or of all series, as the case may be) which have become due solely because of the acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Securities of any series because an Event of Default specified in Section 501(5) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Securities of such series, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

Notices by the Trustee to the agents under the Credit Agreement provided for herein shall be delivered or mailed to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, Ops 2, Floor 03, Newark, DE 19713-2107, Attention: Jessie Qian Jiang, Facsimile No.: (302) 634-3301 and E-mail Address: qian.jiang@chase.com, with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, New York, New York 10179, Attention: John Kowalczuk, Facsimile No.: (212) 270-5127 and E-mail Address: john.kowalczuk@jpmorgan.com; and to any other person who hereafter becomes an agent under the Credit Agreement, provided the Trustee has been notified by the Company or the agents under the Credit Agreement of the names and mailing addresses of such persons.

Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

then the Company will, upon demand of the Trustee, pay to it for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, if any, and interest on any overdue principal (and premium, if any)

and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities of any series (or of all series, as the case may be) occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series (or of all series, as the case may be) under this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights.

Section 504. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company the Guarantors (if any related Note Guarantees are issued) or any other obligor upon the Securities or the property of the Company, the Guarantors (if any related Note Guarantees are issued) or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or, if applicable, the Guarantors for the payment of overdue principal (or premium, if any) or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file and prove a claim for the whole amount of principal (and premium, if any), or such portion of the principal amount of any series of Original Issue Discount Securities or Indexed Securities as may be specified in the terms of such series, and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the

Trustee, its agents and counsel, and any other amounts due the Trustee under this Indenture.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any proposal, plan of reorganization, arrangement, adjustment or composition or other similar arrangement affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 505. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under this Indenture;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, if any, on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, if any, respectively; and

THIRD: The balance, if any, to the Company.

Section 507. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of the same series, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Securities of the same series.

Section 508. Unconditional Right of Holders to Receive Principal (and Premium, if Any) and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 308) interest, if any, on, such Security on the Stated Maturity expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Guarantors, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510. Rights and Remedies Cumulative.

Except as otherwise provided in Section 307, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512. Control by Holders.

With respect to the Securities of any series, the Holders of a majority in principal amount of the Outstanding Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that in each case

(1) such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability, and

(2) subject to the provisions of the Trust Indenture Act Section 315, the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 513. Waiver of Past Defaults.

Subject to Section 502, the Holders of a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past Default or Event of Default and its consequences, except a Default or Event of Default:

(1) in respect of the payment of the principal of (or premium, if any) or interest, if any, on any Security, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 514. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of Securities of any series by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on Securities of any series on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date); provided that neither this Section 514 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

Section 515. Waiver of Stay or Extension Laws.

The Company and the Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

Section 601. Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of willful misconduct or gross negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein or the authenticity of such documents or the authority of the parties delivering such documents).

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i) this Subsection shall not be construed to limit the effect of clause (a) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to such Securities; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 602. Certain Rights of Trustee.

Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d):

(1) the Trustee may conclusively rely and shall be fully protected, indemnified and held harmless in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original, facsimile form or electronic form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company or any Guarantor may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may in the absence of bad faith on its part rely upon an Officers’ Certificate;

(4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder and in conclusive reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities (including reasonable attorneys’ fees and expenses) which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company or, if any Note Guarantees are issued, the applicable Guarantors, personally or by agent or attorney at the expense of the Company or such Guarantors, as applicable, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(10) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture and provides confirmation of the receipt by the Trustee of such notice;

(11) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(12) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(13) the Trustee may request that the Company or, if any Note Guarantees are issued, the applicable Guarantors deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 603. Trustee Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, including any Note Guarantees endorsed thereon, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company or the Guarantors, as the case may be, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements to be made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 604. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, the Guarantors or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Trust Indenture Act Sections 310(b) and 311, may otherwise deal with the Company and the Guarantors with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 605. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company or the Guarantors, as the case may be.

Section 606. Compensation and Reimbursement.

The Company agrees:

(1) to pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall have been caused by its negligence or willful misconduct; and

(3) to indemnify each of the Trustee or any predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense including taxes (other than taxes based on the income of the Trustee) incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust or the action or inaction of any successor Trustee, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section 606, the Trustee shall have a Lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of Holders of particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(5) or (6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services will be intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section and Sections 601 and 603 shall survive the termination of this Indenture.

Section 607. Conflicting Interests.

(a)	The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

(b)

For the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act, each of (1) the indenture, dated as of June 30, 2011, including any supplemental indentures thereto, for the Company’s 7.75% Senior Notes due 2021 and (2) the indenture, dated December 10, 2012, including any supplemental indentures thereto, for the Company’s 4.75% Senior Notes due 2022, shall be deemed to be specifically described herein.

Section 608. Corporate Trustee Required; Eligibility; Conflicting Interests.

There shall at all times be a Trustee hereunder qualified or to be qualified under Trust Indenture Act Section 310(a)(1) and which, to the extent there is such an institution eligible and willing to serve, shall have a combined capital and surplus of at least $50,000,000. If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 608, the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 608, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 609. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 610 and upon payment to the former Trustee of any compensation, fees and expenses due and owing to it.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company and, if applicable, the Guarantors. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company and, if applicable, the Guarantors, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee may be removed at any time with respect to the Securities of any series by an Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and the Company and, if applicable, the Guarantors. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee may, at the expense of the Company and, if applicable, the Guarantors, petition a court of competent jurisdiction for the appointment of a successor Trustee.

(d) If at any time:

(1) the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) after written request therefor by the Company, any of the Guarantors or by any Holder who has been a bona fide Holder of a Security for at least six months,

(2) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company, any of the Guarantors or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to all Securities, or (ii) subject to Section 514, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 610, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to the Holders of Securities of such series in the manner provided for in Section 107. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 610. Acceptance of Appointment by Successor.

(a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company, the Guarantors, if applicable, and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring

Trustee; provided, however, that the retiring Trustee shall continue to be entitled to the benefit of Section 606; but, on the request of the Company, the Guarantors, if applicable, or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company and the Guarantors, as the case may be, shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the Guarantors, if applicable, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto (in a form acceptable to the parties thereto) wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company, the Guarantors, if applicable, or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. Whenever there is a successor Trustee with respect to one or more (but less than all) series of securities issued pursuant to this Indenture, the terms “Indenture” and “Securities” shall have the meanings specified in the provisos to the respective definitions of those terms in Section 101 which contemplate such situation.

(c) Upon request of any such successor Trustee, the Company and the Guarantors, as applicable, shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 611. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any of the Securities shall not have been authenticated by such predecessor Trustee, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 612. Appointment of Authenticating Agent.

At any time when any of the Securities remain Outstanding, the Trustee may appoint one or more Authenticating Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series and the Trustee shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 107. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee, the Company and the Guarantors, if applicable. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company and the Guarantors, if applicable. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 107. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

Dated:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By
as Authenticating Agent

By
Authorized Signatory

Section 613. Preferential Collection of Claims against Company and Guarantors.

If and when the Trustee shall be or become a creditor of the Company or the Guarantors (or any other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or the Guarantors (or any such other obligor).

Section 614. Trustee’s Application for Instructions from the Company.

Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually received such application) unless, with respect to any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

Section 615. Notice of Defaults.

Within 90 days after the occurrence of any Default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default hereunder actually known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided further that in the case of any default or breach of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701. Disclosure of Names and Addresses of Holders.

Every Holder of Securities, by receiving and holding the same, agrees with the Company, the Guarantors and the Trustee that none of the Company, the Guarantors, the Trustee or any agent of any of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312.

Section 702. Reports by Trustee.

Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit to the Holders of Securities, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 if required by Trust Indenture Act Section 313(a).

Section 703. Reports by Company.

(1) The Company shall supply without cost to each Holder, and file with the Trustee (if not otherwise filed with the Trustee pursuant to this Indenture) within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and quarterly reports and of the information, documents and other reports which the Company may be required to file with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act. If the Company is not required to file with the Commission such reports and other information referred to in the immediately preceding sentence, the Company shall furnish without cost to each Holder and file with the Trustee (i) within 140 days after the end of each fiscal year, annual reports containing the information required to be contained in Items 1, 2, 3, 6, 7, 8 and 9 of Form 10-K promulgated under the Exchange Act, or substantially the same information required to be contained in comparable items of any successor form, and (ii) within 75 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports containing the information required to be contained in Form 10-Q promulgated under the Exchange Act, or substantially the same information required to be contained in any successor form. Notwithstanding the foregoing, the Company shall be deemed to have furnished such reports referred to above to the Holders and the Trustee if the Company has filed such reports with the Commission via the EDGAR filing system and such reports are publicly available; provided, however, that the Trustee shall have no responsibilities whatsoever to determine whether such filing has occurred.

(2) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of a restricted Security, the Company shall promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such restricted Security designated by such Holder, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

(3) Delivery of such reports, information and documents under this Section 703, as well as any such reports, information and documents pursuant to this Indenture, to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no responsibility or liability for the filing, timeliness or content of any report required under this Section 703 or any other reports, information and documents required under this Indenture (aside from any report that is expressly the responsibility of the Trustee subject to the terms hereof).

(4) The Company shall be entitled to require certification as to a person’s bona fide status as a beneficial owner or prospective investor, as applicable, prior to distributing to such person the information to be provided by the Company.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801. Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate or merge with or into, or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of its assets to, any Person, unless:

(1) the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or disposition shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall assume by supplemental indenture hereto all the obligations of the Company under the Securities and this Indenture;

(2) immediately before and immediately after such transaction, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

(3) each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this Section 801, shall have by amendment to its applicable Note Guarantee confirmed that such Note Guarantee shall apply to the obligations of the Company or the surviving Person in accordance with the Securities of each series and this Indenture;

(4) immediately after such transaction, and after giving effect thereto, the Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease or conveyance or disposition shall have been made (the “successor”) would be able to incur at least $1.00 of additional Indebtedness pursuant to the Cash Flow Ratio test set forth in Section 1007(a); and

(5) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if one is required by this Section 801, comply with this Section 801 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Cash Flow Ratio for purposes of this Section 801 shall be computed as if any such successor were the Company.

Section 802. Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, Lease or conveyance or other disposition of all or substantially all of the assets, of the Company in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, Lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein. When a successor assumes all the obligations of its predecessor under this Indenture and the Securities, the predecessor shall be released from those obligations, provided that in the case of a transfer by Lease, the predecessor corporation shall not be released from the payment of principal and interest on the Securities.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company and, if applicable, the Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

(2) to add to the covenants of the Company or the Guarantors for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are being included solely for the benefit of such series) or to surrender any right or power herein or in the Securities conferred upon the Company or the Guarantors;

(3) to add any additional Events of Default (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are being included solely for the benefit of such series);

(4) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(5) to secure the Securities, if the Company so elects;

(6) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301, including the form or terms of any Note Guarantee of any Security;

(7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 610(b);

(8) to close this Indenture with respect to the authentication and delivery of additional series of Securities;

(9) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect;

(10) to add any Subsidiary as a Guarantor;

(11) to supplement any provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 401, 1502 and 1503; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect; or

(12) to make any other change that does not adversely affect the rights of any Holder.

Section 902. Supplemental Indentures with Consent of Holders.

With the consent of the Holders of a majority in principal amount of all Outstanding Securities of any series, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, the Guarantors and the Trustee may enter into one or more indentures supplemental, reasonably satisfactory to Trustee, hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture which affect such series of Securities or of waiving or modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture, amendment or waiver shall, without the consent of the Holder of each Outstanding Security of such series affected thereby:

(1) change the Stated Maturity of the principal of (or premium, if any) or any installment of interest on any Security of such series, or reduce the principal amount thereof (or premium, if any) or the rate of interest, if any, thereon, or reduce the amount of the principal of an Original Issue Discount Security of such series that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 504, or adversely affect any right of repayment at the option of any Holder of any Security of such series, or change any Place of Payment where, or the Currency in which, any Security of such series or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment with respect to a Security or a Note Guarantee on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date, as the case may be), or adversely affect any right to convert or exchange any Security as may be provided pursuant to Section 301 herein;

(2) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(3) amend, change or modify the obligations of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 1015 after such Change of Control has occurred, including amending, changing or modifying any definition relating thereto;

(4) reduce the percentage in principal amount of the Outstanding Securities of such series the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture which affect such series or certain defaults applicable to such series hereunder and their consequences) provided for in this Indenture; or

(5) modify any of the provisions of this Section 902, Section 513 or Section 1020, except to increase any such percentage or to provide that certain other provisions of this Indenture which affect such series cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby of such series.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series. Any such supplemental indenture adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, or modifying in any manner the rights of the Holders of Securities of such series, shall not affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Trust Indenture Act Section 315(a) through 315(d) and Section 602 hereof) shall be fully protected in relying upon, an Opinion of Counsel and Officers’ Certificate, each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Securities and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Securities and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them.

Section 906. Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee, the Company and, if applicable, the Guarantors, to any such supplemental indenture may be prepared and executed by the Company having, if applicable, Note Guarantees endorsed thereon and executed by the Guarantors, if applicable, and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

Section 1001. Payment of Principal and Interest.

The Company covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest, if any, on the Securities of that series in accordance with the terms of the Securities and this Indenture.

Section 1002. Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, where Securities of that series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.

The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to any Securities as contemplated by Section 301 with respect to a series of Securities, the Company hereby designates as a Place of Payment for each series of Securities the office or agency of the Company in the Borough of Manhattan, the City of New York, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent in such city and as its agent to receive all such presentations, surrenders, notices and demands.

Unless otherwise specified with respect to any Securities pursuant to Section 301, if and so long as the Securities of any series (i) are denominated in a Currency other than Dollars or (ii) may be payable in a Currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the Company shall maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent.

Section 1003. Money for Security Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (or premium, if any) or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 313(b), 313(d) and 313(e)) sufficient to pay the principal of (or premium, if any) or interest, if any, on Securities of such series so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to or on each due date of the principal of (or premium, if any) or interest, if any, on any Securities of that series, deposit with a Paying Agent a sum (in the Currency described in the preceding paragraph) sufficient to pay the principal (or premium, if any) or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent (other than the Trustee) for any series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) and interest, if any, on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal of (or premium, if any) or interest, if any, on the Securities of such series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as provided in the Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest, if any, on any Security of any series, and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 1004. Corporate Existence.

Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory), corporate licenses and corporate franchises of the Company and its Restricted Subsidiaries, except where a failure to do so, singly or in the aggregate, is not likely to have a materially adverse effect upon the business, assets, financial condition or results of operations of the Company and the Restricted Subsidiaries taken as a whole determined on a consolidated basis in accordance with GAAP; provided that the Company shall not be required to preserve any such existence (except of the Company), right, license or franchise if the Company or the Restricted Subsidiary concerned shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Restricted Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 1005. Payment of Taxes and Other Claims.

The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any of its Subsidiaries and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 1006. Maintenance of Properties.

The Company shall cause all material properties owned by or leased to it or any Restricted Subsidiary and necessary in the conduct of its business or the business of such Restricted Subsidiary to be maintained and kept in normal condition, repair and working order, ordinary wear and tear excepted; provided that nothing in this Section 1006 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company or the Restricted Subsidiary concerned, or of any officer (or other agent employed by the Company or any Restricted Subsidiary) of the Company or such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary and if such discontinuance or disposal is not adverse in any material respect to the Holders.

The Company shall provide or cause to be provided, for itself and any Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties in the same general areas in which the Company or such Restricted Subsidiaries operate.

Section 1007. Limitation on Indebtedness.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (other than Indebtedness between or among any of the Company and its Restricted Subsidiaries) unless, after giving effect thereto, the Cash Flow Ratio shall be less than or equal to 7.0 to 1.0.

(b) So long as no Default would be caused thereby, Section 1007(a) shall not prohibit the incurrence of any of the following (collectively, “Permitted Debt”):

(1)	the incurrence at any time by the Company of Indebtedness under Credit Facilities (and the incurrence by Restricted Subsidiaries of Guarantees thereof) in an aggregate principal amount at any one time outstanding pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $3,000.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary to permanently repay any such Indebtedness pursuant to mandatory prepayment requirements of the instruments or agreements governing such Indebtedness;

(2)	the incurrence by the Company and the Guarantors of Indebtedness represented by the Securities of the applicable series and the related Note Guarantees to be issued on the date of the issuance of such Securities;

(3)	the incurrence of Existing Indebtedness;

(4)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary for fixed or capital assets, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $150.0 million at any time outstanding;

(5)	the incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 1007(a) or clauses (2), (3), (4), (5), (10) or (18) of this Section 1007(b);

(6)	the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Company or any of its Restricted Subsidiaries; provided, however, that:

(a)	if the Company or any Guarantor is the obligor on such Indebtedness and such Indebtedness is held by a Person that is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities of the applicable series, in the case of the Company, or the Note Guarantee, in the case of a Guarantor;

(b)	Indebtedness owed to the Company or any Guarantor must be evidenced by an unsubordinated promissory note, unless the obligor under such Indebtedness is the Company or a Guarantor; and

(c)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being owed to a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the issuance of shares of Preferred Stock by any of the Company’s Restricted Subsidiaries to the Company or to a Guarantor; provided that (i) any subsequent issuance or transfer of any Equity Interests that results in such Preferred Stock being held by a Person other than the Company or a Guarantor and (ii) any sale or other transfer of any such Preferred Stock to a Person that is not either the Company or a Guarantor shall be deemed, in each case, to constitute an issuance of such shares of Preferred Stock that was not permitted by this clause (7);

(8)	the Guarantee by the Company or any of the Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 1007;

(9)	the incurrence of Monetization Indebtedness;

(10)	the incurrence of Acquired Indebtedness (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Person is acquired by or otherwise merged into or consolidated with the Company or any Restricted Subsidiary); provided that after giving effect to such transaction, either

(a)	the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Cash Flow Ratio test set forth in Section 1007(a), or

(b)	the Cash Flow Ratio of the Company and its Restricted Subsidiaries would be no higher as a result of such transaction;

(11)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness to the extent the net proceeds thereof are promptly deposited to satisfy and discharge this Indenture pursuant to Section 401;

(12)	Indebtedness of the Company or any Restricted Subsidiary (i) in connection with surety, performance, appeal or similar bonds, completion guarantees, or similar instruments entered into in the ordinary course of business or from letters of credit or other obligations in respect of property, casualty or liability insurance, self-insurance, workers’ compensation obligations or similar arrangements and (ii) consisting of the financing of insurance premiums or take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(13)	Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts such amount need not be inadvertent) drawn against insufficient funds in the ordinary course of business;

(14)	Indebtedness of the Company or any Restricted Subsidiary arising from agreements for indemnification, earnouts or purchase price adjustment obligations or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Company or a Restricted Subsidiary pursuant to such an agreement, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or properties;

(15)	cash management obligations and Indebtedness incurred in respect of netting services, overdraft protection and similar arrangements;

(16)	Indebtedness consisting of obligations under deferred compensation, earn-out or other similar arrangements incurred by the Company or any Restricted Subsidiary in connection with the Transactions or any acquisition not prohibited by this Indenture;

(17)	Indebtedness under Hedging Obligations; provided that such contracts are not entered into for speculative purposes; or

(18)	the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (18), not to exceed $400.0 million.

For purposes of determining compliance with this Section 1007, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) above, or is entitled to be incurred pursuant to Section 1007(a), the Company shall be permitted to classify at the time of its incurrence such item of Indebtedness in any manner that complies with this Section 1007. Indebtedness under the Credit Agreement outstanding on the date on which Securities of the applicable series are first issued under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of this Section 1007(b). In addition, (A) any Indebtedness originally classified as incurred pursuant to clauses (1) through (18) above may later be reclassified by the Company such that it shall be deemed as having been incurred pursuant to another of such clauses to the extent that such reclassified Indebtedness could be incurred pursuant to such new clause at the time of such reclassification and (B) any Indebtedness originally classified as incurred pursuant to Section 1007(a), or pursuant to Sections 1007(b)(2) through (18) may later be reclassified by the Company such that it shall be deemed as having been incurred pursuant to Section 1007(a) or pursuant to another of such clauses to the extent that such reclassified Indebtedness could be incurred pursuant to Section 1007(a) or such new clause at the time of such reclassification.

Notwithstanding any other provision of this Section 1007:

(A)	the maximum amount of Indebtedness that may be incurred pursuant to this Section 1007 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies or changes in GAAP;

(B)	any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary;

(C)	neither the accrual of interest nor the accretion of original issue discount (to the extent provided for when the Indebtedness on which such interest is paid was originally issued) shall be considered an incurrence of Indebtedness, as applicable; and

(D)

the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock (to the extent provided for when the Indebtedness, Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) shall not be considered an incurrence of Indebtedness.

The Company shall not incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of the Company unless it is subordinate in right of payment to the Securities to the same extent. No Guarantor shall incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of such Guarantor unless it is subordinate in right of payment to such Guarantor’s Note Guarantee to the same extent. For purposes of the foregoing, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor, as applicable, solely by virtue of being unsecured or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Section 1008. Limitation on Liens.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, except for Permitted Liens, on or with respect to any of its property or assets, whether owned at the date of this Indenture or thereafter acquired, unless (x) in the case of any Lien securing Indebtedness that is subordinated in right of payment to the Securities of any series, the Securities of such series are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (y) in the case of any other Lien, the Securities of such series are equally and ratably secured.

Section 1009. Limitation on Restricted Payments.

(a) Except as otherwise provided in this Section 1009, the Company shall not, and shall not permit any Restricted Subsidiary to, make any Restricted Payment if (1) at the time of such proposed Restricted Payment, a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence of such Restricted Payment, (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been prohibited from incurring at least $1.00 of additional Indebtedness pursuant to the Cash Flow Ratio test in Section 1007(a) or (3) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments that shall have been made since June 30, 2011 would exceed the sum of $100.0 million plus an amount equal to the difference between (i) the Cumulative Cash Flow Credit and (ii) 1.4 multiplied by Cumulative Interest Expense.

For purposes of this Section 1009, the amount of any Restricted Payment, if other than cash, shall be based upon Fair Market Value.

(b) Clause (a) of this Section 1009 shall not prevent:

(1)	the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment complied with clause (a) of this Section 1009;

(2)	Permitted Affiliate Payments;

(3)	the retirement, redemption, purchase, defeasance or other acquisition of any shares of the Company’s Capital Stock or warrants, rights or options to acquire Capital Stock of the Company, in exchange for, or out of the proceeds of a sale (within one year before or 180 days after such retirement, redemption, purchase, defeasance or other acquisition) of, other shares of the Company’s Capital Stock or warrants, rights or options to acquire Capital Stock of the Company;

(4)	the payment of any dividend by a Restricted Subsidiary to the holders of its common Equity Interests on a pro rata basis;

(5)	repurchases of Equity Interests in a cashless transaction deemed to occur upon exercise or vesting of restricted stock, stock options or warrants;

(6)	the payment of cash in lieu of the issuance of fractional shares or scrip in connection with the exercise of warrants, options or other securities convertible into or exercisable for Capital Stock of the Company;

(7)	the repurchase, retirement or other acquisition or retirement for value of Capital Stock of the Company held by any future, present or former employee or director of the Company or any of its Restricted Subsidiaries or the estate, heirs or legatees of, or any entity controlled by, any such employee or director, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement in connection with the termination of such person’s employment for any reason (including by reason of death or disability); provided, however, that the aggregate Restricted Payments made under this clause (7) does not exceed in any calendar year the sum of (A) $1.5 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $5.0 million in any calendar year) and (B) the cash proceeds of key man life insurance policies on the life of any such person received by the Company and its Restricted Subsidiaries after the date of this Indenture;

(8)	any Restricted Payment so long as immediately after the making of such Restricted Payment, the Cash Flow Ratio does not exceed 3.25:1.00; or

(9)	Restricted Payments made in connection with the Transactions.

For purposes of determining the aggregate permissible amount of Restricted Payments in accordance with clause (3) of Section 1009(a), all amounts expended pursuant to Section 1009(b)(1) shall be included and all amounts expended or received pursuant to Sections 1009(b)(2) through (9) shall be excluded; provided, however, that amounts paid pursuant to Section 1009(b)(1) shall be included only to the extent that such amounts were not previously included in calculating Restricted Payments.

If the Company or a Restricted Subsidiary makes a Restricted Payment that at the time of the making of such Restricted Payment, would be in the Company’s good faith determination permitted under the requirements of this Section 1009, such Restricted Payment shall be deemed to have been made in compliance with this Section 1009 notwithstanding any subsequent adjustments made in good faith to the Company’s financial statements affecting the calculations set forth above for any period.

For the purposes of this Section 1009, the net proceeds from the issuance of shares of the Company’s Capital Stock upon conversion of Indebtedness shall be deemed to be an amount equal to the accreted value of such Indebtedness on the date of such conversion and the additional consideration, if any, the Company receives upon such conversion, minus any cash payment on account of fractional shares (such consideration, if in property other than cash, to be determined by the Company’s Board of Directors, whose good faith determination shall be conclusive).

Section 1010. Dividend and Other Payment Restrictions Affecting Domestic Subsidiaries.

(a) The Company shall not, and shall not permit any of its Domestic Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Domestic Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Company or any of its Restricted Subsidiaries or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2)	make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)	transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b) The restrictions set forth in Section 1010(a) shall not apply to encumbrances or restrictions:

(1)	existing under, by reason of or with respect to the Credit Agreement, Existing Indebtedness or any other agreements in effect on the date of initial issuance of Securities of the applicable series and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided, that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, than those contained in the Credit Agreement, Existing Indebtedness or such other agreements, as the case may be, as in effect on the date of initial issuance of Securities of the applicable series;

(2)	set forth in this Indenture, the Securities and the Note Guarantees;

(3)	existing under, by reason of or with respect to applicable law, rule, regulation or order;

(4)	with respect to any Person or the property or assets of a Person acquired by the Company or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided, that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements, or refinancings are not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(5)	in the case of Section 1010(a)(3):

(A)	that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B)	existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary thereof not otherwise prohibited by this Indenture; or

(C)	arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, materially detract from the value of property or assets of the Company or any Restricted Subsidiary thereof;

(6)	existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;

(7)	restrictions on cash or other deposits or net worth imposed by customers or lessors or required by insurance, surety or bonding companies, in each case, under contracts, leases or other agreements entered into in the ordinary course of business; and

(8)	existing under, by reason of or with respect to customary supermajority voting provisions and customary provisions with respect to the disposition or distribution of assets or property, in each case contained in joint venture, partnership, or limited liability company agreements.

Section 1011. Transactions with Affiliates.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, effect any transaction with any Affiliate of the Company that is not a Restricted Subsidiary, having a value, or for consideration having a value, in excess of $35.0 million unless the Company’s or such Restricted Subsidiary’s Board of Directors (or the person duly authorized to perform similar functions) shall make a good faith determination that the terms of such transaction are, taken as a whole, no less favorable to the Company or such Restricted Subsidiary, as the case may be than would at the time be obtainable for a comparable transaction in arm’s-length dealing with an unrelated third party; provided, however, that this provision shall not apply to:

(1)	overhead and other ordinary course allocations of costs and services on a reasonable basis;

(2)	allocations of tax liabilities and other tax-related items among the Company and its Affiliates based principally upon the financial income, taxable income, credits and other amounts directly related to the respective parties, to the extent that the share of such liabilities and other items allocable to the Company and its Restricted Subsidiaries shall not exceed the amount that such Persons would have been responsible for as direct taxpayers;

(3)	Permitted Investments and Restricted Payments permitted under Section 1009;

(4)	matters described in or contemplated by the Form 10 of the Company, as amended or modified from time to time, or other reports filed by the Company with the Commission;

(5)	contracts or arrangements between the Company and/or any of its Subsidiaries and any of its Affiliates regarding coordination and/or joint defense of any litigation or any other action, suit, proceeding, claim or dispute before any courts, arbitrators or governmental authority;

(6)	contracts or arrangements to sell or buy advertising between the Company and/or any of its Subsidiaries and any of its Affiliates;

(7)	affiliation agreements or arrangements between the Company and/or its Subsidiaries and any of its Affiliates;

(8)

contracts or arrangements entered into in the ordinary course of business providing for the acquisition or provision of goods or services (including Guarantees otherwise permissible under any Credit Facility, leases or licenses of property, equipment, facilities and other real or personal property) (i) between the Company or any of its Restricted Subsidiaries and any Unrestricted Subsidiary or (ii) under which the Company or any of its Restricted Subsidiaries may be jointly and severally liable with any of its Unrestricted Subsidiaries as to which costs are allocated based on cost, usage or other reasonable method of allocation (or are otherwise immaterial);

(9)	contracts or arrangements between the Company and/or any of its Subsidiaries and any Affiliates regarding transponder usage rights;

(10)	licensing agreements or arrangements or film and/or content programming allocation contracts or arrangements between the Company and/or any of its Restricted Subsidiaries and any Unrestricted Subsidiary;

(11)	contracts or arrangements between the Company and/or any of its Restricted Subsidiaries and any Unrestricted Subsidiary regarding the use of intellectual property;

(12)	contracts or arrangements between the Company and/or any of its Restricted Subsidiaries and any Unrestricted Subsidiary for the purpose of securing (a) production or production-related arrangements or (b) arrangements for the compensation of talent through third-party intermediaries;

(13)	the Distribution Transaction Agreements (as defined in the Credit Agreement);

(14)	contracts or arrangements between the Company and/or any of its Subsidiaries and any of its Affiliates approved in accordance with the Company’s policies that are not otherwise included in or contemplated by any of the foregoing items;

(15)	contracts or arrangements between the Company and/or any of its Subsidiaries and any Dolan Family Interests approved in accordance with the Company’s policies that are not otherwise included in or contemplated by any of the foregoing items; and

(16)	amendments, modifications, renewals or replacements from time to time of any of the contracts, arrangements, leases, services or other matters referred to or contemplated by any of the foregoing items.

Section 1012. Designation of Restricted and Unrestricted Subsidiaries.

(a) Unless designated as an Unrestricted Subsidiary, each newly acquired or created Subsidiary or a Restricted Subsidiary shall be a Restricted Subsidiary. Any Restricted Subsidiary may be designated by the Company as an Unrestricted Subsidiary; provided that:

(1)	any Guarantee by the Company or any Restricted Subsidiary thereof of any Indebtedness of the Subsidiary being so designated shall be deemed to be an incurrence of Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under Section 1007;

(2)	the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of such Subsidiary) shall be deemed to be a Restricted Investment made as of the time of such designation and that such Investment would be permitted under Section 1009;

(3)	such Subsidiary does not hold any Liens (other than Permitted Liens) on any property of the Company or any Restricted Subsidiary thereof; and

(4)	no Default or Event of Default would be in existence following such designation.

(b) Any designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee an Officers’ Certificate of the Company certifying that such designation complied with the preceding conditions and was permitted by this Indenture.

(c) The Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1)	such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under Section 1007, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable four-quarter reference period;

(2)	all outstanding Investments owned by such Unrestricted Subsidiary shall be deemed to be made as of the time of such designation and such Investments shall only be permitted if such Investments would be permitted under Section 1009;

(3)	all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 1008; and

(4)	no Default or Event of Default would be in existence following such designation.

Section 1013. Guarantees.

(a) The Company shall not permit any of its Restricted Subsidiaries (other than the Company’s Foreign Restricted Subsidiaries (excluding any RMH GE Entity) or any Insignificant Subsidiary), directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or any of the Company’s other Restricted Subsidiaries unless such Restricted Subsidiary (x) is a Guarantor under this Indenture or (y) becomes a Guarantor under this Indenture and simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Securities of each series by such Restricted Subsidiary, provided that such Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness. In addition, in the event that any Restricted Subsidiary that is an Insignificant Subsidiary ceases to be an Insignificant Subsidiary, then such Restricted Subsidiary must become a Guarantor and execute a supplemental indenture and, if requested, deliver an opinion of counsel to the Trustee.

(b) A Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, provided that immediately after giving effect to that transaction, no Default or Event of Default exists.

(c) The Note Guarantee of a Guarantor shall be released:

(1)	in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale of all such Capital Stock of that Guarantor complies with Section 1014;

(2)	if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary under this Indenture; or

(3)	upon the release or discharge of the Guarantee (including the Guarantee under the Credit Agreement) which resulted in the creation of such Note Guarantee pursuant to this Section 1013 (except a discharge or release by or as a result of payment under such Guarantee); provided that such Guarantor does not have any preferred stock outstanding at such time that is not held by the Company or any Guarantor.

Section 1014. Asset Sales.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; provided that this clause (1) shall not apply to an Asset Sale resulting solely from a foreclosure or sale by a third party upon assets or property subject to a Lien not prohibited by this Indenture;

(2)	where such Fair Market Value exceeds $100.0 million, the Company’s determination of such Fair Market Value is set forth in an Officers’ Certificate delivered to the Trustee; and

(3)	at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof. For purposes of this provision, each of the following shall be deemed to be Cash Equivalents:

A.	any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, or would be shown on the Company’s or such Restricted Subsidiary’s balance sheet on the date of such Asset Sale) of the Company or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Securities of each series then Outstanding or any Note Guarantee and liabilities to the extent owed to the Company or any Affiliate of the Company) that are assumed by the transferee of any such assets pursuant to a written agreement that releases the Company or such Restricted Subsidiary from further liability therefor; and

B.	any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted (including by way of any Monetization Transaction) by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 180 days of such Asset Sale.

(b) The Company or any of its Restricted Subsidiaries may use the Net Proceeds of any Asset Sale in any manner that is not prohibited by this Indenture.

Section 1015. Offer to Repurchase upon a Change of Control

(a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s Securities of each series pursuant to the offer described below (the “Change of Control Offer”) at a repurchase price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Securities repurchased, plus accrued and unpaid interest thereon to the Change of Control Payment Date (as defined below).

(b) Within 60 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Securities outstanding on a date (the “Change of Control Payment Date”) specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed.

(c) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)	accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered; and

(3)	deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate of the Company stating the aggregate principal amount of Securities or portions thereof being purchased by the Company.

(d) The Paying Agent shall promptly mail or wire transfer to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(e) This Section 1015 shall be applicable regardless of whether any other provisions of this Indenture are applicable, so long as any Securities are outstanding. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Securities to require that the Company repurchase or redeem the Securities in the event of a takeover, recapitalization or similar transaction.

(f) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 1015, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

(g) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

Section 1016. Suspension of Covenants Upon Investment Grade Ratings.

(a) During any period of time that the Securities of a series maintain an Investment Grade Rating from both Rating Agencies and no Default or Event of Default shall have occurred and be continuing, the Company and its Restricted Subsidiaries shall not be subject to Sections 801(2), 801(4), 1007, 1009, 1010, 1011, 1012(a)(1), 1012(a)(2), 1012(c)(1), 1012(c)(2), 1014, 1015, 1017 and 1108 (collectively, the “Suspended Covenants”) with respect to such series of Securities. If the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the Securities of a series for any period of time as a result of the foregoing and, subsequently, one or both Rating Agencies withdraw their Investment Grade Rating or downgrade the Investment Grade Rating assigned to the Securities of such series such that such Securities no longer have an Investment Grade Rating from both Rating Agencies, then the Company and each of its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants. Compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade shall be calculated in accordance with Section 1009 as if such covenant had been in effect during the entire period of time from the date of this Indenture.

Section 1017. Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries.

The Company shall not transfer, convey, sell, lease or otherwise dispose of, and shall not permit any of its Restricted Subsidiaries to issue, transfer, convey, sell, lease or otherwise dispose of, any Equity Interests in any Restricted Subsidiary to any Person (other than the Company or a Restricted Subsidiary or shares of its Capital Stock constituting directors’ qualifying shares or issuances of shares of Capital Stock of Foreign Restricted Subsidiaries to foreign nationals, to the extent required by applicable law), except:

(a) if, immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 1009 if made on the date of such issuance or sale; or

(b) sales of Equity Interests of a Restricted Subsidiary by the Company or a Restricted Subsidiary; provided that the Company or such Restricted Subsidiary complies with Section 1014.

Section 1018. [RESERVED].

Section 1019. Statement as to Compliance.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after December 31, 2016, a brief certificate of its principal executive officer, principal financial officer or principal accounting officer stating whether, to such officer’s knowledge, the Company is in compliance with all covenants and conditions under this Indenture. For purposes of this Section 1019, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

Section 1020. Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1007 through 1017 with respect to Securities of any series if, before or after the time for such compliance, the Holders of a majority in aggregate principal amount of all Outstanding Securities of that series shall, by Act of such Holders, waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 1021. Statement by Officers as to Default.

The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or Default and the action which the Company proposes to take with respect thereto.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

Section 1101. Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

Section 1102. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1103. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

Section 1103. Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than the minimum authorized denomination for Securities of such series established pursuant to Section 301.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 1104. Notice of Redemption.

Except as otherwise specified as contemplated by Section 301, notice of redemption shall be given in the manner provided for in Section 107 not less than 30 nor more than 60 days prior to the Redemption Date (provided notice may be given more than 60 days prior in connection with the satisfaction and discharge of this Indenture or a defeasance), to each Holder of Securities to be redeemed.

All notices of redemption shall identify the Securities (including CUSIP number, if any) to be redeemed and shall state:

(1) the Redemption Date,

(2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1106, if any,

(3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

(4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that on the Redemption Date, the Redemption Price and accrued interest, if any, to the Redemption Date payable as provided in Section 1106 will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(6) the Place or Places of Payment where such Securities maturing after the Redemption Date are to be surrendered for payment of the Redemption Price and accrued interest, if any, and

(7) that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company.

Section 1105. Deposit of Redemption Price.

Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 313(b), 313(d) and 313(e)) sufficient to pay the Redemption Price of, and accrued interest, if any, on, all the Securities which are to be redeemed on that date.

Section 1106. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 313(b), 313(d) and 313(e)) (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company and, if applicable, the Guarantors shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall, if the same were interest-bearing, cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 308.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in such Security.

Section 1107. Securities Redeemed in Part.

Any Security which is to be redeemed only in part (pursuant to the provisions of this Article or of Article Thirteen) shall be surrendered at a Place of Payment therefor (with, if the Company, the Guarantors or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Guarantors and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee, upon the receipt of a Company Order, shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, with, if applicable, Note Guarantees endorsed thereon duly executed by the Guarantors, if applicable.

Section 1108. Repurchase at the Option of Holders.

In the event that, pursuant to Section 1015, the Company shall be required to commence an offer to all Holders to purchase all or a portion of their respective Securities (a “Repurchase Offer”), it shall follow the procedures specified in such Section and, to the extent not inconsistent therewith, the procedures specified below.

The Repurchase Offer shall remain open for a period of no less than 30 days and no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Securities required to be purchased pursuant to Section 1015 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Securities tendered in response to the Repurchase Offer. Payment for any Securities so purchased shall be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Securities pursuant to the Repurchase Offer.

Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:

(1) that the Repurchase Offer is being made pursuant to this Section 1108 and Section 1015 hereof, and the length of time the Repurchase Offer shall remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Security not tendered or accepted for payment shall continue to accrue interest;

(4) that, unless the Company defaults in making such payment, any Security (or portion thereof) accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a Security purchased pursuant to a Repurchase Offer may elect to have Securities purchased in integral multiples of $2,000 only and integral multiples of $1,000 in excess thereof;

(6) that Holders electing to have a Security purchased pursuant to any Repurchase Offer shall be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the

Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders shall be entitled to withdraw their election if the Company, a depositary, if appointed by the Company, or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

(8) that, if the aggregate amount of Securities surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Securities to be purchased consistent with DTC procedures (with such adjustments as may be deemed necessary by the Trustee, subject to DTC procedures, so that only Securities in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and

(9) that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer).

On the Purchase Date, the Company shall, to the extent lawful accept for payment on a pro rata basis to the extent necessary, the Offer Amount of Securities (or portions thereof) tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Securities tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Securities (or portions thereof) were accepted for payment by the Company in accordance with the terms of this Section 1108. The Company, a depositary, if appointed by the Company, or the Paying Agent, as the case may be, shall promptly (but in any case not later than three days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of Securities tendered by such Holder, as the case may be, and accepted by the Company for purchase, and the Company shall promptly issue a new Security. The Trustee, upon written request from the Company shall authenticate and mail or deliver such new Security to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the respective Holder thereof. The Company shall publicly announce the results of the Repurchase Offer on the Purchase Date.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to a Repurchase Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 1015 or this Section 1108, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 1015 or this Section 1108 by virtue of such compliance.

ARTICLE TWELVE

NOTE GUARANTEES

Section 1201. Note Guarantee.

(a) Subject to this Article Twelve, each of the Guarantors hereby, jointly and severally, and fully and unconditionally, guarantees to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of, this Indenture, the Securities of each series or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, and interest on such Securities shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on such Securities, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities of each series or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 507, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities of each series and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 1202. Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Securities of a series, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to its Note Guarantee or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to its Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or this Article Twelve, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance or such an unlawful shareholder distribution.

Section 1203. Execution and Delivery of Note Guarantee.

(a) To evidence its Note Guarantee set forth in Section 1201, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit C shall be endorsed by an officer or member of such Guarantor by manual or facsimile signature on each Security authenticated and delivered by the Trustee.

(b) Each Guarantor hereby agrees that its Note Guarantee set forth in Section 1201 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Note Guarantee.

(c) If an officer or member of a Guarantor whose signature is on a Note Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Note Guarantee is endorsed, such Note Guarantee shall be valid nevertheless.

(d) The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

(e) If required by Section 1013, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and notations of Note Guarantee in accordance with Section 1013 and this Article Twelve, to the extent applicable.

ARTICLE THIRTEEN

SINKING FUNDS

Section 1301. Applicability of Article.

Retirements of Securities of any series pursuant to any sinking fund shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 1302. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 1302. Satisfaction of Sinking Fund Payments with Securities.

Subject to Section 1303, in lieu of making all or any part of any mandatory sinking fund payment with respect to any Securities of a series in cash, the Company may at its option (1) deliver to the Trustee Outstanding Securities of a series (other than any previously called for redemption) theretofore purchased or otherwise acquired by the Company, and/or (2) receive credit for the principal amount of Securities of such series which have been previously delivered to the Trustee by the Company or for Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of the same series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided, however, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

Section 1303. Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 313(b), 313(d) and 313(e)) and the portion thereof, if any, which is to be satisfied by delivering or crediting Securities of that series pursuant to Section 1302 (which Securities will, if not previously delivered, accompany such certificate) and whether the Company intends to exercise its right to make a permitted optional sinking fund payment with respect to such series. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the Company to deliver such certificate, the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in Section 1302 and without the right to make any optional sinking fund payment, if any, with respect to such series.

Not more than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

Prior to any sinking fund payment date, the Company shall pay to the Trustee or a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) in cash a sum equal to any interest that will accrue to the date fixed for redemption of Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 1303.

Notwithstanding the foregoing, with respect to a sinking fund for any series of Securities, if at any time the amount of cash to be paid into such sinking fund on the next succeeding sinking fund payment date, together with any unused balance of any preceding sinking fund payment or payments for such series, does not exceed in the aggregate $100,000, the Trustee, unless requested by the Company, shall not give the next succeeding notice of the redemption of Securities of such series through the operation of the sinking fund. Any such unused balance of moneys deposited in such sinking fund shall be added to the sinking fund payment for such series to be made in cash on the next succeeding sinking fund payment date or, at the written request of the Company, shall be applied at any time or from time to time to the purchase of Securities of such series, by public or private purchase, in the open market or otherwise, at a purchase price for such Securities (excluding accrued interest and brokerage commissions, for which the Trustee or any Paying Agent will be promptly reimbursed by the Company) not in excess of the principal amount thereof.

ARTICLE FOURTEEN

REPAYMENT AT OPTION OF HOLDERS

Section 1401. Applicability of Article.

Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

Section 1402. Repayment of Securities.

Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities. The Company covenants that on or before the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 313(b), 313(d) and 313(e)) sufficient to pay the principal (or, if so provided by the terms of the Securities of any series, a percentage of the principal) of and (except if the Repayment Date shall be an Interest Payment Date) accrued interest, if any, on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

Section 1403. Exercise of Option.

Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities. To be repaid at the option of the Holder, any Security so providing for such repayment, with the “Option to Elect Repayment” form on the reverse of such Security duly completed by the Holder (or by the Holder’s attorney duly authorized in writing), must be received by the Company at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Securities) not earlier than 45 days nor later than 30 days prior to the Repayment Date. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

Section 1404. When Securities Presented for Repayment Become Due and Payable.

If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company and, if applicable, the Guarantors shall default in the payment of such Securities on such Repayment Date) such

Securities shall, if the same were interest-bearing, cease to bear interest. Upon surrender of any such Security for repayment in accordance with such provisions, the principal amount of such Security so to be repaid shall be paid by the Company, together with accrued interest, if any, to the Repayment Date; provided, however, that installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 308.

If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in such Security.

Section 1405. Securities Repaid in Part.

Upon surrender of any Registered Security which is to be repaid in part only, the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Registered Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid, with, if applicable, Note Guarantees endorsed thereon duly executed by the Guarantors, if applicable.

ARTICLE FIFTEEN

DEFEASANCE AND COVENANT DEFEASANCE

Section 1501. Company’s Option to Effect Defeasance or Covenant Defeasance.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, the provisions of this Article shall apply to each series of Securities, and the Company may, at its option, effect defeasance of the Securities of or within a series under Section 1502, or covenant defeasance of or within a series under Section 1503 in accordance with the terms of such Securities and in accordance with this Article.

Section 1502. Defeasance and Discharge.

Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to such Outstanding Securities on the date the conditions set forth in Section 1504 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1505 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Securities to receive, solely from the trust fund described in Section 1504 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities when such payments are due, (B) the Company’s obligations and, to the extent applicable, the Guarantors’ obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article. Subject to compliance with this Article, the Company may exercise its option under this Section 1502 notwithstanding the prior exercise of its option under Section 1503 with respect to such Securities.

Section 1503. Covenant Defeasance.

Upon the Company’s exercise under Section 1502 of the option applicable to this Section 1503 with respect to any Securities of or within a series, the Company shall be released from its obligations under any covenant under Article Eight and in Sections 1004 through 1017, and, if specified pursuant to Section 301, its obligations under any other covenant, with respect to such Outstanding Securities on and after the date the conditions set forth in Section 1504 are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed Outstanding for financial accounting purposes). For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(4) or Section 501(10) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company’s exercise under Section 1501 of the option applicable to Section 1503, Sections 501(4) through (6) shall not constitute Events of Default.

Section 1504. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 1502 or Section 1503 to any Outstanding Securities of or within a series:

(1) The Company or any Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) an amount (in such Currency in which such Securities are then specified as payable at Stated Maturity), or (B) Government Obligations applicable to such

Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of and premium, if any, and interest, if any, under such Securities, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, on such Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest, if any, and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to said payments with respect to such Securities. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1102 hereof, a notice of its election to redeem all or any portion of such Outstanding Securities at a future date in accordance with the terms of the Securities of such series and Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

(2) No Default or Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (8) and (9) of Section 501 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(3) No event or condition shall exist that would prevent the Company from making payments of the principal of (and premium, if any) or interest on the Securities on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(4) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

(5) In the case of an election under Section 1502, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(6) In the case of an election under Section 1503, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(7) In the case of an election under either Section 1502 or 1503, the Company or any Guarantor, if applicable, shall represent to the Trustee that the deposit made by the Company pursuant to its election under Section 1502 or 1503 was not made by the Company or any such Guarantor with the intent of preferring the Holders of Securities of any series over other creditors of the Company or any such Guarantor or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or any such Guarantor or others.

(8) Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to Section 301.

(9) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1502 or the covenant defeasance under Section 1503 (as the case may be) have been complied with.

Section 1505. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1505, the “Trustee”) pursuant to Section 1504 in respect of such Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

Unless otherwise specified with respect to any Security pursuant to Section 301, if, after a deposit referred to in Section 1504(1) has been made, the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 313(b) or the terms of such Security to receive payment in a Currency other than that in which the deposit pursuant to Section 1504(1) has been made in respect of such Security, or (b) a Conversion Event occurs as contemplated in Section 313(d) or 313(e) or by the terms of any Security in respect of which the deposit pursuant to Section 1504(1) has been made, the indebtedness represented by such Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Security as they become due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such Security becomes payable as a result of such election or Conversion Event based on the applicable Market Exchange Rate for such Currency in effect on the third Business Day prior to each payment date, except, with respect to a Conversion Event, for such Currency in effect (as nearly as feasible) at the time of the Conversion Event.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1504 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1504 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

Section 1506. Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1505 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1502 or 1503, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1505; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest, if any, on any such Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE SIXTEEN

MISCELLANEOUS

Section 1601. Counterparts.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

Very truly yours,

AMC NETWORKS INC.

By:
Name:	Sean S. Sullivan
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Indenture]

2ND PARTY LLC

AMC FILM HOLDINGS LLC

AMC NETWORK ENTERTAINMENT LLC

AMC NETWORKS BROADCASTING & TECHNOLOGY

AMC NETWORKS INTERNATIONAL LLC

AMC/SUNDANCE CHANNEL GLOBAL NETWORKS LLC

AMCN PROPERTIES LLC

AMERICAN MOVIE CLASSICS IV HOLDING CORPORATION

DIGITAL STORE LLC

IFC ENTERTAINMENT HOLDINGS LLC

IFC ENTERTAINMENT LLC

IFC FILMS LLC

IFC IN THEATERS LLC

IFC PRODUCTIONS I L.L.C.

IFC TELEVISION HOLDINGS LLC

IFC THEATRES CONCESSIONS LLC

IFC THEATRES, LLC

IFC TV LLC

IFC TV STUDIOS HOLDINGS LLC

IPTV LLC

RAINBOW FILM HOLDINGS LLC

RAINBOW MEDIA ENTERPRISES, INC.

RAINBOW MEDIA HOLDINGS LLC

RAINBOW PROGRAMMING HOLDINGS LLC

RMH GE HOLDINGS I, INC.

RNC HOLDING CORPORATION

RNC II HOLDING CORPORATION

SELECTS VOD LLC

SUNDANCE CHANNEL ASIA LLC

SUNDANCE FILM HOLDINGS LLC

SUNDANCETV LLC

VOOM HD HOLDINGS LLC

WE TV ASIA LLC

WE TV HOLDINGS LLC

WE TV LLC

WEDDING CENTRAL LLC

YEAH IPTV LLC, as Guarantors

By:
Name:	Sean S. Sullivan
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Indenture]

AMC TV STUDIOS LLC

BADLANDS PRODUCTIONS I LLC

COBALT PRODUCTIONS LLC

CROSSED PENS DEVELOPMENT LLC

DIPLOMAT PRODUCTIONS LLC

EXPEDITION PRODUCTIONS I LLC

GALYNTINE PRODUCTIONS LLC

GEESE PRODUCTIONS LLC

GROUND WORK PRODUCTIONS LLC

HALT AND CATCH FIRE PRODUCTIONS LLC

HALT AND CATCH FIRE PRODUCTIONS I LLC

HALT AND CATCH FIRE PRODUCTIONS II LLC

HALT AND CATCH FIRE PRODUCTIONS III LLC

HAP AND LEONARD PRODUCTIONS I LLC

KNIFEMAN PRODUCTIONS LLC

KOPUS PRODUCTIONS LLC

KOPUS PRODUCTIONS II LLC

PEACH PIT PROPERTIES LLC

PHILLY PRODUCTIONS LLC

PREMIER QUILLS LLC

RECTIFY PRODUCTIONS LLC

RECTIFY PRODUCTIONS II LLC

RECTIFY PRODUCTIONS III LLC

RECTIFY PRODUCTIONS IV LLC

SUNDANCE CHANNEL ORIGINALS LLC

THE SON PRODUCTIONS I LLC

TURN PRODUCTIONS LLC

TURN PRODUCTIONS I LLC

TURN PRODUCTIONS II LLC

TURN PRODUCTIONS III LLC

TWD PRODUCTIONS LLC

TWD PRODUCTIONS II LLC

TWD PRODUCTIONS III LLC

TWD PRODUCTIONS IV LLC

TWD PRODUCTIONS V LLC

TWD PRODUCTIONS VI LLC

TWD PRODUCTIONS VII LLC, as Guarantors

By:
Name:	Stefan Reinhardt
Title:	Authorized Signatory

[Signature Page to Indenture]

BENDERS PRODUCTIONS I LLC

COMIC SCRIBE LLC

FIVE FAMILIES PRODUCTIONS I LLC

FIVE MOONS PRODUCTIONS I LLC

IFC TV STUDIOS LLC

PENS DOWN LLC

RED MONDAY PROGRAMMING LLC

ROUGHHOUSE PRODUCTIONS I LLC

SLEUTH SECRETS PRODUCTIONS LLC

WE TV STUDIOS LLC, as Guarantors

By:
Name:	Kevin Drozdowski
Title:	Authorized Signatory

[Signature Page to Indenture]

MAKING WAVES STUDIO PRODUCTIONS LLC, as Guarantors

By:
Name:	Mary Martin
Title:	Authorized Signatory

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A-1

GUARANTORS

SUBSIDIARY	JURISDICTION
2ND PARTY LLC	Delaware
AMC FILM HOLDINGS LLC	Delaware
AMC NETWORK ENTERTAINMENT LLC	New York
AMC NETWORKS BROADCASTING & TECHNOLOGY	New York
AMC NETWORKS INTERNATIONAL LLC	Delaware
AMC/SUNDANCE CHANNEL GLOBAL NETWORKS LLC	Delaware
AMC TV STUDIOS LLC	Delaware
AMCN PROPERTIES LLC	Delaware
AMERICAN MOVIE CLASSICS IV HOLDING CORPORATION	Delaware
BADLANDS PRODUCTIONS I LLC	Louisiana
BENDERS PRODUCTIONS I LLC	Delaware
COBALT PRODUCTIONS LLC	Delaware
COMIC SCRIBE LLC	Delaware
CROSSED PENS DEVELOPMENT LLC	Delaware
DIGITAL STORE LLC	Delaware
DIPLOMAT PRODUCTIONS LLC	Delaware
EXPEDITION PRODUCTIONS LLC	Delaware
FIVE FAMILIES PRODUCTIONS I LLC	Delaware
FIVE MOONS PRODUCTIONS I LLC	Delaware
GALYNTINE PRODUCTIONS LLC	Delaware
GEESE PRODUCTIONS LLC	Delaware
GROUND WORK PRODUCTIONS LLC	Delaware
HALT AND CATCH FIRE PRODUCTIONS LLC	Delaware
HALT AND CATCH FIRE PRODUCTIONS I LLC	Delaware
HALT AND CATCH FIRE PRODUCTIONS II LLC	Delaware
HALT AND CATCH FIRE PRODUCTIONS III LLC	Delaware
HAP AND LEONARD PRODUCTIONS I LLC	Louisiana
IFC ENTERTAINMENT HOLDINGS LLC	Delaware
IFC ENTERTAINMENT LLC	Delaware
IFC FILMS LLC	Delaware
IFC IN THEATERS LLC	Delaware
IFC PRODUCTIONS I L.L.C.	Delaware
IFC TELEVISION HOLDINGS LLC	Delaware
IFC THEATRES CONCESSIONS LLC	Delaware
IFC THEATRES, LLC	Delaware
IFC TV LLC	Delaware
IFC TV STUDIOS LLC	Delaware
IFC TV STUDIOS HOLDINGS LLC	Delaware
IPTV LLC	Delaware
KNIFEMAN PRODUCTIONS LLC	Delaware
KOPUS PRODUCTIONS LLC	Delaware

A-1-1

KOPUS PRODUCTIONS II LLC	Delaware
MAKING WAVES STUDIO PRODUCTIONS LLC	Delaware
PEACH PIT PROPERTIES LLC	Delaware
PENS DOWN LLC	Delaware
PHILLY PRODUCTIONS LLC	Delaware
PREMIER QUILLS LLC	Delaware
RAINBOW FILM HOLDINGS LLC	Delaware
RAINBOW MEDIA ENTERPRISES, INC.	Delaware
RAINBOW MEDIA HOLDINGS LLC	Delaware
RAINBOW PROGRAMMING HOLDINGS LLC	Delaware
RECTIFY PRODUCTIONS LLC	Delaware
RECTIFY PRODUCTIONS II LLC	Delaware
RECTIFY PRODUCTIONS III LLC	Delaware
RECTIFY PRODUCTIONS IV LLC	Delaware
RED MONDAY PROGRAMMING LLC	Delaware
RMH GE HOLDINGS I, INC.	Delaware
RNC HOLDING CORPORATION	Delaware
RNC II HOLDING CORPORATION	Delaware
ROUGHHOUSE PRODUCTIONS I LLC	Delaware
SELECTS VOD LLC	Delaware
SLEUTH SECRETS PRODUCTIONS LLC	Delaware
SUNDANCE CHANNEL ASIA LLC	Delaware
SUNDANCE CHANNEL ORIGINALS LLC	Delaware
SUNDANCE FILM HOLDINGS LLC	Delaware
SUNDANCETV LLC	Delaware
THE SON PRODUCTIONS I LLC	Delaware
TURN PRODUCTIONS LLC	Delaware
TURN PRODUCTIONS I LLC	Delaware
TURN PRODUCTIONS II LLC	Delaware
TURN PRODUCTIONS III LLC	Delaware
TWD PRODUCTIONS LLC	Delaware
TWD PRODUCTIONS II LLC	Delaware
TWD PRODUCTIONS III LLC	Delaware
TWD PRODUCTIONS IV LLC	Delaware
TWD PRODUCTIONS V LLC	Delaware
TWD PRODUCTIONS VI LLC	Delaware
TWD PRODUCTIONS VII LLC	Delaware
VOOM HD HOLDINGS LLC	Delaware
WE TV ASIA LLC	Delaware
WE TV HOLDINGS LLC	Delaware
WE TV STUDIOS LLC	Delaware
WE TV LLC	Delaware
WEDDING CENTRAL LLC	Delaware
YEAH IPTV LLC	Delaware

A-1-2

EXHIBIT A-2

NON-GUARANTOR RESTRICTED SUBSIDIARIES

SUBSIDIARY	JURISDICTION
AMC CENTRAL EUROPE HOLDINGS B.V.	Netherlands
AMC CMC HOLDCO LTD.	United Kingdom
AMC DMC HOLDINGS B.V.	Netherlands
AMC GLOBAL HOLDINGS C.V.	Netherlands
AMC GP LLC	Delaware
AMC GP 2 LLC	Delaware
AMC INTERNATIONAL TELEVISION C.V.	Netherlands
AMC MINORITY HOLDINGS B.V.	Netherlands
AMC MULTICANAL HOLDINGS B.V.	Netherlands
AMC MULTICANAL MIDCO C.V.	Netherlands
AMC MULTICANAL TOPCO C.V.	Netherlands
AMC NETWORKS CENTRAL EUROPE KFT (F/K/A CHELLO CENTRAL EUROPE KFT) (FORMERLY A ZRT)	Hungary
AMC NETWORKS CENTRAL EUROPE S.R.O. (F/K/A CHELLO CENTRAL EUROPE S.R.O.)	Czech Republic
AMC NETWORKS INDIA LLC (F/K/A CHELLOZONE INDIA LLC)	Delaware
AMC NETWORKS INTERNATIONAL BROADCASTING LIMITED (F/K/A ZONEMEDIA BROADCASTING LIMITED)	United Kingdom
AMC NETWORKS INTERNATIONAL CHANNEL LIMITED	United Kingdom
AMC NETWORKS INTERNATIONAL GROUP LIMITED (F/K/A ZONEMEDIA GROUP LIMITED)	United Kingdom
AMC NETWORKS INTERNATIONAL KIDS LIMITED (F/K/A ZONE KIDS LIMITED)	United Kingdom
AMC NETWORKS INTERNATIONAL ZONE HOLDINGS LIMITED (F/K/A AMC CHELLO ZONE HOLDINGS LIMITED)	United Kingdom
AMC NETWORKS LATIN AMERICA LLC (F/K/A CHELLO LATIN AMERICA LLC)	Delaware
AMC NETWORKS LATIN PROGRAMMING LIMITED (F/K/A LIBERTY LATIN PROGRAMMING LIMITED)	Cayman Island
AMC NETWORKS MOVIECO INC. (F/K/A CHELLO MOVIECO INC.)	Delaware
AMC NETWORKS PROGRAMME SERVICES LIMITED (F/K/A AMC NETWORKS INTERNATIONAL IBERIA LIMITED & CHELLO MOVIECO HOLDINGS LIMITED)	United Kingdom
AMC NETWORKS PROGRAMMING SOUTH AMERICA LLC (F/K/A LIBERTY PROGRAMMING SOUTH AMERICA, LLC)	Colorado
AMC NETWORKS SERVICOS DE TELEVISAO DO BRASIL LTDA (F/K/A CHELLOMEDIA SERVICOS DE TELEVISAO	Brazil

A-2-1

DO BRASIL LTDA)
AMC NETWORKS SOUTH AMERICA S.R.L. (F/K/A LIBERTY SOUTH AMERICA SRL)	Argentina
AMC NETWORKS URUGUAY LLC (F/K/A LIBERTY URUGUAY LLC)	Delaware
AMC NETWORKS ZONE POLAND SP. Z O.O. (F/K/A CHELLO CENTRAL EUROPE SP. Z.O.O.)	Poland
AMCNI MEXICO S. DE R.L. DE C.V.	Mexico
AMC STUDIOS INTERNATIONAL B.V.	Netherlands
AMC STUDIOS INTERNATIONAL C.V.	Netherlands
AMC UK MIDCO LIMITED	United Kingdom
AMC UK TOPCO LIMITED	United Kingdom
AMC TELEVISION GP LLC	Delaware
CHELLOZONE MOVIECO ASIA PTE LIMITED	Singapore
GRP MEDIA D.O.O.	Bosnia and Herzegovina
JIMJAM CEE LIMITED	United Kingdom
JIMJAM TELEVISION LIMITED	United Kingdom
KINOWELT TELEVISION GMBH	Germany
KW ACQUISITION GMBH	Germany
CHELLO ZONE HOLDINGS LIMITED	United Kingdom
DIGITAL MEDIA CENTRE B.V. (F/K/A CHELLOMEDIA SERVICES B.V.)	Netherlands
LINARXUS CZECH SRO	Czech Republic
MGM PROGRAMMING SERVICE INDIA PRIVATE LIMITED	India
MULTICANAL (SPAIN) HOLDING, S.L.U.	Spain
MULTICANAL IBERIA, S.L.U.	Spain
OBN JV BV	Netherlands
OPEN BROADCAST NETWORK TV DD	Bosnia and Herzegovina
PLATOR HOLDINGS B.V.	Netherlands
PRAMER S.C.A.	Argentina
PRAMER URUGUAY S.A. (AS OF APRIL 6, 2015)	Uruguay
ROMANTICA TELEVISION SRL	Romania
SENTINO S.A.	Uruguay
SUNDANCE CHANNEL (UK) LIMITED	United Kingdom
ZONEMEDIA MANAGEMENT LIMITED	United Kingdom

A-2-2

EXHIBIT B-1

FORM OF CERTIFICATE TO BE GIVEN BY

PERSON ENTITLED TO OBTAIN INTEREST PAYABLE

PRIOR TO THE EXCHANGE DATE

CERTIFICATE

[INSERT TITLE OR SUFFICIENT DESCRIPTION

OF SECURITIES TO BE DELIVERED]

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States person(s)”), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations Section 1. 165-12(c)(1)(iv) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise AMC Networks Inc. or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1. 163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the states and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the above-captioned Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certificate excepts and does not relate to [U.S.$]            of such interest in the above-captioned Securities in respect of which we are not able to certify and as to which we understand an exchange for an interest in a permanent Global Security or an exchange for

B-1-1

and delivery of definitive Securities (or, if relevant, collection of any interest) cannot be made until we do so certify.

We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:

[To be dated no earlier than the 15th day prior to (i) the Exchange Date or (ii) the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

[Name of Person Making Certification]

By:
(AUTHORIZED SIGNATORY)
Name:
Title:

B-1-2

EXHIBIT B-2

FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR

AND CLEARSTREAM BANKING S.A. IN

CONNECTION WITH THE EXCHANGE OF A PORTION OF A

TEMPORARY GLOBAL SECURITY OR TO OBTAIN INTEREST

PAYABLE PRIOR TO THE EXCHANGE DATE

CERTIFICATE

[INSERT TITLE OR SUFFICIENT DESCRIPTION

OF SECURITIES TO BE DELIVERED]

This is to certify that based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially in the form attached hereto, as of the date hereof, [U.S. $]            principal amount of the above-captioned Securities (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States person(s)”), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulations Section 1. 165-12(c)(1)(iv) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise AMC Networks Inc. or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1. 163-5(c)(2)(i)(D)(7)) and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the states and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary Global Security representing the above-captioned Securities excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

B-2-1

We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:

[To be dated no earlier than the Exchange Date or the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

[Euroclear Bank S.A./N.V., as Operator of the Euroclear System] [Clearstream Banking S.A.]

By

B-2-2

EXHIBIT C

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in and subject to the provisions in the Indenture dated as of [            ], (the “Indenture”) among AMC Networks Inc. a Delaware Corporation (the “Company”), the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Securities of each series (as defined in the Indenture), whether at maturity, by acceleration, redemption, or otherwise, and the due and punctual payment of interest on overdue principal, premium, if any, and interest on such Securities, if lawful (subject in all cases to any applicable grace periods provided in the Indenture and such Securities), and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and such Securities and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Each Holder, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

Each Guarantor, and by acceptance of Securities of a series, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any similar federal, state or foreign law to the extent applicable to its Note Guarantee or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to its Note Guarantee.

[SIGNATURE PAGE FOLLOWS]

C-1-1

IN WITNESS HEREOF, each Guarantor has caused this Notation of Guarantee to be signed manually or by facsimile by its duly authorized officers.

[GUARANTORS]

By:
Name:
Title:

C-1-2